Exhibit 99.1
For further information: Michele Lopiccolo, VP, Investor Relations Phone 504/576-4879, Fax 504/576-2897 mlopicc@entergy.com

INVESTOR NEWS

October 21, 2004

ENTERGY REPORTS THIRD QUARTER EARNINGS

NEW ORLEANS - Entergy Corporation reported third quarter 2004 earnings of $1.22 per share on an as-reported basis and $1.39 on an operational basis, as shown in Table 1 below. A more detailed discussion of quarterly results begins on page 2 of this release.
Table 1: Consolidated Earnings Summary - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2004 vs. 2003
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
As-Reported Earnings	1.22	1.57	(0.35)	3.24	4.19	(0.95)
Less Special Items	(0.17)	0.00	(0.17)	(0.05)	0.32	(0.37)
Operational Earnings	1.39	1.57	(0.18)	3.29	3.87	(0.58)
Weather Impact	(0.10)	(0.01)	(0.09)	(0.11)	(0.02)	(0.09)

Earnings Highlights for Third Quarter 2004

  Utility, Parent & Other results were 4 percent lower compared to third quarter 2003 due primarily to extremely mild weather and higher operation and maintenance expenses.

  Entergy Nuclear results increased 12 percent over the same period last year due to improved contract pricing and reevaluation of decommissioning liabilities, partially offset by lower generation due to plant outages.

  Energy Commodity Services results were significantly lower due to a loss recorded at Entergy-Koch, LP.

"The mildest weather in more than a decade impacted our results this quarter but the underlying strength of our business fundamentals remains sound," said J. Wayne Leonard, Entergy's chief executive officer. "Sales in the utility reflected solid growth, after adjusting for the unusual weather, our nuclear business recorded improved results in spite of several unplanned outages, and we continue to distribute value created to our shareholders with the second stepwise increase in the dividend in less than two years."

Other Quarterly Highlights:

  Entergy confirms $1.5 billion share repurchase with the announcement that a definitive agreement had been reached to sell the energy trading business of Entergy-Koch, LP to Merrill Lynch & Co.
  Entergy's Board of Directors approves a 20 percent increase in the common stock dividend effective for the December 1 payment following a 29 percent increase in the dividend approved in July 2003.

  Entergy will host a teleconference to discuss this release at 10:00 a.m. CDT, Thursday, October 21, 2004, with access by telephone, 913-981-5532, confirmation code 211385. The call can also be accessed and the presentation slides can be viewed via Entergy's web site at www.entergy.com/webcasts. A replay of the teleconference will be available for seven days following the teleconference by dialing 719-457-0820, confirmation code 211385. The replay will also be available on Entergy's web site at www.entergy.com/webcasts.

I. Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for third quarter and year-to-date 2004 versus 2003, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Table 2: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Third Quarter and Year-to-Date 2004 vs. 2003 (see appendix G for definitions of certain measures)
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
As-Reported
Utility, Parent & Other	1.11	1.16	(0.05)	2.48	2.10	0.38
Entergy Nuclear	0.28	0.25	0.03	0.84	1.31	(0.47)
Energy Commodity Services
Non-nuclear wholesale assets	0.02	(0.02)	0.04	(0.01)	(0.03)	0.02
Entergy-Koch Trading	(0.21)	0.17	(0.38)	(0.14)	0.74	(0.88)
Gulf South Pipeline	0.02	0.01	0.01	0.07	0.07	-
Total Energy Commodity Services	(0.17)	0.16	(0.33)	(0.08)	0.78	(0.86)
Consolidated As-Reported Earnings	1.22	1.57	(0.35)	3.24	4.19	(0.95)

Less Special Items
Utility, Parent & Other	-	-	-	-	(0.38)	0.38
Entergy Nuclear	-	-	-	-	0.70	(0.70)
Energy Commodity Services
Non-nuclear wholesale assets	0.02	-	0.02	0.02	-	0.02
Entergy-Koch Trading	(0.21)	-	(0.21)	(0.14)	-	(0.14)
Gulf South Pipeline	0.02	-	0.02	0.07	-	0.07
Total Energy Commodity Services	(0.17)	-	(0.17)	(0.05)	-	(0.05)
Consolidated Special Items	(0.17)	-	(0.17)	(0.05)	0.32	(0.37)

Operational
Utility, Parent & Other	1.11	1.16	(0.05)	2.48	2.48	-
Entergy Nuclear	0.28	0.25	0.03	0.84	0.61	0.23
Energy Commodity Services
Non-nuclear wholesale assets	-	(0.02)	0.02	(0.03)	(0.03)	-
Entergy-Koch Trading	-	0.17	(0.17)	-	0.74	(0.74)
Gulf South Pipeline	-	0.01	(0.01)	-	0.07	(0.07)
Total Energy Commodity Services	-	0.16	(0.16)	(0.03)	0.78	(0.81)
Consolidated Operational Earnings	1.39	1.57	(0.18)	3.29	3.87	(0.58)
Weather Impact	(0.10)	(0.01)	(0.09)	(0.11)	(0.02)	(0.09)

Detailed earnings variance analysis is included in appendices A-1 and A-2 to this release. In addition, appendix A-3 provides details of special items shown in Table 2 above.

Consolidated Net Cash Flow Provided by Operating Activities

Entergy's net cash flow provided by operating activities in third quarter 2004 was $785 million, an increase of $134 million compared to third quarter 2003. The change was due primarily to:

  Increased recovery of previously deferred fuel expense at Utility.
  Increased revenues resulting from improved contract pricing at Entergy Nuclear.
  Lower tax payments at Energy Commodity Services.

Entergy's net cash flow provided by operating activities year-to-date through September 2004 increased more than $500 million compared to the same period in 2003. Entergy's net cash flow provided by operating activities for the full year 2004 is projected to be more than $2 billion.

Table 3 provides the components of net cash flow provided by operating activities contributed by each business with quarter-to-quarter and year-to-date comparisons.

Table 3: Consolidated Net Cash Flow Provided by Operating Activities
Third Quarter and Year-to-Date 2004 vs. 2003
(U.S. $ in millions)
	Third Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
Utility, Parent & Other	637	571	66	1,318	1,109	209
Entergy Nuclear	160	125	35	425	198	227
Energy Commodity Services (a)	(12)	(45)	33	(29)	(131)	102
Total Net Cash Provided by Operating Activities	785	651	134	1,714	1,176	538

(a) Energy Commodity Services' cash amount above includes contributions from Entergy's investment in Entergy-Koch, LP that are recognized in Entergy Corporation's financial statements such as dividends received and taxes paid.

II. Utility, Parent & Other Results

In third quarter 2004, Utility, Parent & Other earned $1.11 per share on both as-reported and operational earnings bases compared to third quarter 2003 results of $1.16 per share. Earnings in third quarter 2004 reflect:

  Extremely mild weather in 2004 compared to near normal weather experienced in third quarter 2003.
  Higher operation and maintenance expenses due primarily to the continuation of increased employee benefits expenses, referenced in second quarter results, and timing differences.
  Lower interest expense due to debt refinancing efforts in 2003.
  Reevaluation of the decommissioning liability, in connection with the preparation of a new study in July 2004, to reflect life extension on the River Bend nuclear plant.

Electricity usage, in gigawatt-hour sales by customer segment, is included in Table 4 below. Current quarter sales reflect the following:

  Residential sales in third quarter 2004, on a weather-adjusted basis, were up 2 percent compared to third quarter 2003.
  Commercial and governmental sales, on a weather-adjusted basis, were up nearly 4 percent.
  Industrial sales experienced an increase of nearly 5 percent in third quarter 2004 compared to prior quarter with usage by the petroleum refining, chemical and primary metals sectors leading the growth.

Table 4 provides a comparative summary of the Utility's operational performance measures.

Table 4: Utility Operational Performance Measures
Third Quarter and Year-to-Date 2004 vs. 2003 (see appendix G for definitions of measures)
	Third Quarter				Year-to-Date
	2004	2003	% Change	% Weather Adjusted	2004	2003	% Change	% Weather Adjusted
Generation in GWh	22,815	21,438	6.4%		60,363	59,884	0.8%
GWh billed
Residential	10,738	10,763	(0.2%)	2.3%	25,375	25,776	(1.6%)	0.6%
Commercial and governmental	8,468	8,276	2.3%	3.7%	21,784	21,558	1.0%	1.9%
Industrial	10,456	9,975	4.8%	4.8%	29,868	28,855	3.5%	3.5%
Total Retail Sales	29,662	29,014	2.2%	3.5%	77,027	76,189	1.1%	2.1%
Wholesale	2,040	2,093	(2.5%)		6,825	7,196	(5.2%)
Total Sales	31,702	31,107	1.9%		83,852	83,385	0.6%
O&M expense (b)	$12.97	$12.17	6.6%		$13.90	$13.32	4.4%
Number of retail customers
Residential					2,283,884	2,259,529	1.1%
Commercial & governmental					329,651	321,696	2.5%
Industrial					44,238	43,042	2.8%

  O&M expense per megawatt hour has been redefined for current and comparable periods to reflect billed megawatt-hour sales as the denominator instead of megawatt-hours generated as previously used in the calculation.

Appendix B provides information on selected pending local and federal regulatory cases, including a calendar of scheduled events and potential financial impacts.

III. Competitive Businesses Results

Entergy's competitive businesses include Entergy Nuclear and Energy Commodity Services. Table 5 provides a summary of Competitive Businesses' capacity and generation sold forward as of the end of the third quarter 2004.

Entergy Nuclear has sold 100%, 95%, and 79% of planned generation at average prices per megawatt-hour of $38, $39 and $39, for the remainder of 2004, 2005 and 2006, respectively. Energy Commodity Services has sold 62%, 58% and 42% of its planned energy and capacity revenues at average prices per megawatt-hour of $23, $24 and $24, for the same periods.

Table 5: Competitive Businesses Percent of Capacity and Generation Sold Forward
Remainder of 2004 through 2008 (see appendix G for definitions of measures)
	Remainder of 2004	2005(c)	2006(c)	2007(c)	2008(c)
Entergy Nuclear (EN)
Energy
Planned TWh of generation	8	34	35	34	34
Percent of EN's planned generation sold forward
Unit-contingent	57%	37%	31%	18%	13%
Unit-contingent with availability guarantees	43%	54%	44%	31%	16%
Firm liquidated damages (LD)	0%	4%	4%	2%	0%
Total	100%	95%	79%	51%	29%
Average contract price per MWh	$38	$39	$39	$39	$40

Capacity
Planned net MW in operation	4,061	4,158	4,203	4,203	4,203
Percent of EN's capacity sold forward
Bundled capacity and energy contracts	55%	16%	13%	13%	13%
Capacity contracts	41%	47%	32%	13%	0%
Total	96%	63%	45%	26%	13%
Average capacity contract price per kW per month	$0.5	$1.3	$1.2	$1.3	N/A

Blended Capacity and Energy Recap (based on revenues)
Percent of EN's planned energy and capacity sold forward	99%	93%	73%	45%	26%
Average contract revenue per MWh	$39	$40	$39	$39	$40

Energy Commodity Services (ECS)
Capacity
Net MW in operation	1,753	1,753	1,753	1,753	1,753
Percent of ECS's capacity sold forward	41%	44%	33%	29%	29%

Energy
Planned TWh of generation	1	3	3	4	4
Percent of ECS's planned generation sold forward
Unit-contingent	8%	7%	7%	6%	6%
Unit-contingent with availability guarantees	49%	60%	46%	35%	33%
Firm liquidated damages (LD)	13%	0%	0%	0%	0%
Total	70%	67%	53%	41%	39%

Blended Capacity and Energy Recap (based on revenues)
Percent of ECS's planned energy and capacity sold forward	62%	58%	42%	33%	31%
Average contract revenue per MWh	$23	$24	$24	$28	$27

(c) A portion of EN's total planned generation sold forward-2% in 2005, 13% in 2006, 12% in 2007 and 12% in 2008-is associated with the Vermont Yankee contract for which pricing may be adjusted.

Entergy Nuclear

Entergy Nuclear (EN) earned $0.28 per share on both as-reported and operational bases in third quarter 2004, compared to $0.25 per share in third quarter 2003. Improvement in EN's earnings for third quarter 2004 resulted primarily from:

  Increased revenue due to higher contract pricing and the addition of a support services contract for the Cooper Nuclear Station.
  A reduction in the Statement of Financial Accounting Standards No.143 decommissioning liability to reflect changes in assumptions on probability of life extension which were evaluated as part of recent updates of decommissioning related studies.

These positive effects were partially offset by lower generation due to unplanned and planned outages during the period at Vermont Yankee, Indian Point 2 and FitzPatrick.

Other Entergy Nuclear highlights included:

  Capacity factor for the fleet continued above 90% for third quarter 2004 in spite of three unplanned outages; year-to-date capacity factor is nearly 95%.
  Average production costs increased due to a combination of lower generation and higher operation and maintenance expenses in third quarter 2004 compared to one year ago. On a year-to-date basis, production costs reflect a 9% decrease compared to the same period in 2003.

Table 6 provides a comparative summary of Entergy Nuclear's operational performance measures.
Table 6: Entergy Nuclear Operational Performance Measures
Third Quarter and Year-to-Date 2004 vs. 2003 (see appendix G for definitions of measures)
	Third Quarter			Year-to-Date
	2004	2003	% Change	2004	2003	% Change
Net MW in operation	4,001	4,001	0%
Average realized price per MWh	$43.38	$40.96	6%
Production cost per MWh	$21.68	$20.03	8%	$19.52	$21.49	-9%
Generation in GWh	8,075	8,246	-2%	24,957	23,676	5%
Capacity factor	91.6%	93.6%	-2%	94.7%	90.5%	5%
Refueling outage days:
No refueling outages completed during the quarter

Energy Commodity Services

Energy Commodity Services (ECS) includes the earnings contributions from Entergy-Koch, LP and Entergy's non-nuclear wholesale assets business. Entergy-Koch incurred a loss of $(0.19) per share on an as-reported basis in third quarter 2004 compared to earnings of $0.18 per share in the same period of 2003. Factors that contributed to the quarter to quarter decrease were:

  A change in the venture's ability to apply hedge accounting to certain transactions as a result of signing a definitive agreement to sell its energy trading business. Because of the pending sale, EKLP's auditors deemed the company unable to represent that forward sales entered into to offset physical positions were "probable" as required by the accounting literature.

  The exclusion for accounting purposes of the mark-to-market value of certain contracts entered into to hedge physical gas storage positions because they do not meet the requirements under Statement of Financial Accounting Standards No. 133 for deferring the mark-to-market change in equity rather than recording it in income.

  These two items comprised substantially all of the loss at EK for the period, but are expected to turnaround when the sale of the trading business is closed. This turnaround effect will be considered in Entergy's determination of the overall gain or loss on the sales of trading and pipeline businesses as well as termination of the venture. Gulf South Pipeline contributed $0.02 in earnings per share in third quarter 2004 compared to $0.01 per share in the same period last year.

  Earnings from Entergy-Koch, LP are excluded from ECS operational earnings consistent with Entergy's announcement in September 2004 of the sale of EKLP's trading business and its intent to sell Gulf South Pipeline. ECS had no earnings on an operational basis in third quarter 2004, compared to earnings of $0.16 per share in the same period last year reflecting the inclusion of earnings from Entergy-Koch, LP, as discussed above.

  Appendix C includes additional information on Entergy-Koch LP's operational performance.

  IV. Earnings Guidance

  "We project operational earnings in the range of $3.70 to $3.80 per share for full year 2004 in spite of the disappointing results produced this quarter due to the mild weather we experienced across our service territory," said Leo Denault, Entergy's chief financial officer. "We are reaffirming 2005 guidance in the range of $4.60 to $4.85 per share on both as-reported and operational bases. Key assumptions supporting this guidance include normal weather, the continued successful execution of operating strategies across our businesses and the planned share repurchases under our previously announced $1.5 billion program."

  The company revised 2004 as-reported earnings guidance to a range of $3.65 to $3.75 per share from a previous range of $3.83 to $4.03 per share to reflect special items recorded in the third quarter 2004. As-reported earnings guidance may be further revised in the future to reflect 1) actual results realized by Entergy-Koch, LP in the fourth quarter and 2) any gain or loss which is expected to result from the combination of the sales of Entergy-Koch Trading and Gulf South Pipeline and the liquidation of the Entergy-Koch, LP at such time as the amount of the gain or loss can be reasonably estimated (as described in the company's Form 8-K filed with the Securities and Exchange Commission on September 2, 2004). Entergy does not expect any significant gains or losses to result from these asset sales and the EKLP liquidation in 2004 or 2005.

  Entergy's 2004 earnings guidance is detailed in Table 7 on the following page, with September 2004 year-to-date actual results as its starting point. This table contains "forward looking statements" as defined on page 22 and should be read in conjunction with that section of this release. This table reflects the projected changes in the earnings profile for each of Entergy's businesses for the remainder of 2004 based upon how the fourth quarter of 2004 is expected to differ from the same period in 2003. Entergy-Koch's year-to-date earnings contribution and earnings projected through closing are treated as a special item, thereby impacting 2004 as-reported but not operational earnings per share.

  Other key assumptions are as follows:

  Utility, Parent & Other

    Baseline operational earnings for the last quarter of 2003 of $0.16 per share in earnings per share after adjusting for $0.03 per share of unfavorable weather
    Net improvement in revenues achieved by sales growth in the range of 1.5 to 2.0%
    Decreased O&M expense due to the turnaround of third quarter timing differences and lower competitive retail expenses

  Entergy Nuclear

    Baseline operational earnings for the last quarter of 2003 of $0.24 in earnings per share
    Increased revenues from higher contract pricing in 2004 compared to 2003
    Lower operation and maintenance and other expenses resulting from productivity improvement initiatives designed to reduce overall costs within the competitive nuclear fleet
    Decreased revenues due to more refueling outages (refueling outages at FitzPatrick and Indian Point 2 in fourth quarter 2004 vs. none in fourth quarter 2003)

  Energy Commodity Services

    Baseline operational earnings for the last quarter of 2003 of ($0.07) in earnings per share, excluding earnings from Entergy-Koch, LP
    Reduced losses at non-nuclear wholesale assets due to improved plant performance and reduced overhead expenses

Table 7: 2004 Earnings Per Share Guidance Based on September 2004 Year-To-Date Earnings
(Per share in U.S. $)

	September 2004 Year-To-Date	Operational/Special Item Changes October - December 2004			2004 Guidance Range
			Range of Impact
Utility, Parent & Other
As-Reported	2.48
Less special items	-	Operational items:
Operational	2.48	2003 Operational Results (weather-adjusted)	0.16	0.16
		Sales growth	0.03	0.04
		Decreased O&M expense	0.04	0.06
		Other	(0.01)	0.01
		Total Operational	0.22	0.27	2.70	2.75
		Special items:
		None
		Total As-reported			2.70	2.75
Entergy Nuclear
As-Reported	0.84
Less special items	-	Operational items:
Operational	0.84	2003 Operational Results	0.24	0.24
		Higher contract pricing	0.02	0.03
		Decreased expenses	0.02	0.03
		Additional refueling outages/other	(0.06)	(0.04)
		Total Operational	0.22	0.26	1.06	1.10
		Special items:
		None
		Total As-reported			1.06	1.10
Energy Commodity Services
As-Reported	(0.08)
Less special items	(0.05)	Operational items:
Operational	(0.03)	2003 Operational Results (excluding EKLP)	(0.07)	(0.07)
		Reduced losses from non- nuclear wholesale assets	0.04	0.05
		Total Operational	(0.03)	(0.02)	(0.06)	(0.05)
		Special items:
		None
		Total As-reported			(0.11)	(0.10)
Consolidated Total
As-Reported	3.24
Less special items	(0.05)
Operational	3.29	Total Operational for 2004	0.41	0.51	3.70	3.80

		Total As-reported for 2004	0.41	0.51	3.65	3.75

  Appendix D provides estimates of earnings per share sensitivities related to variables that impact utility and nuclear results.

  Entergy's 2005 earnings guidance is detailed in Table 8 below, with the midpoint of 2004 guidance as its starting point. Guidance for 2005 is based on the assumption that the sale of Entergy-Koch Trading is completed prior to year-end 2004 and the sale of Gulf South Pipeline is imminent at year-end, and further, that the company executes incremental share repurchases under its recently announced $1.5 billion repurchase program. Other key assumptions are as follows:

  Utility, Parent & Other

    Normal weather
    Increased revenue from the impact of rate cases and sales growth projected in the 1.5 to 2.0% range
    Increased operation and maintenance expenses associated with inflation, benefits costs and assets acquired under the generation supply plan
    Decreased interest expense
    Accretion from the share repurchase program

  Entergy Nuclear

    Increased revenues due to an approximate $1 per megawatt hour increase in the pricing of power purchase agreements, which is expected to average about $39 per megawatt-hour in 2005
    Increased revenues due to power uprates completed
    Capacity factor assumption for the fleet ranges from 92 to 95% including planned refueling outages at Indian Point 3 and Pilgrim in spring 2005 and Vermont Yankee in fall 2005
    Lower operation and maintenance expense achieved from additional productivity improvements at Entergy Nuclear
    Increased depreciation and other expenses
    Accretion from the share repurchase program

  Non-Nuclear Wholesale Assets

    Increased losses from non-nuclear wholesale assets

  Entergy-Koch, LP

    No contribution based on the September 2004 announcement of the pending sale of EKLP's trading business and the intended sale of Gulf South Pipeline. Any earnings recorded on either business will be treated as special items

  Share Repurchase Program

    Repurchases of 17 to 22 million shares are completed from August 2004 through December 2005 under the announced $1.5 billion repurchase program

Table 8: 2005 Earnings Per Share Guidance
(Per share in U.S. $)

	2004 Earnings Per Share	Operational/Special Item Changes in 2005	Range of Impact		2005 Guidance Range

Utility, Parent & Other
As-Reported	2.73
Less Special Items	-	Operational items:
Operational	2.73	Adjustment to normalize weather	0.11	0.11
		Increased revenue due to rate actions and sales growth	0.41	0.47
		Increased O&M expense	(0.09)	(0.07)
		Decreased interest expense	0.05	0.06
		Accretion from share repurchase program	0.17	0.22
		Other	0.02	0.03
		Total Operational	0.67	0.82	3.40	3.55
		Special items:
		None
		Total As-reported			3.40	3.55
Entergy Nuclear
As-Reported	1.08
Less Special Items	-	Operational items:
Operational	1.08	Higher contract pricing	0.09	0.10
		Increased generation	0.07	0.08
		Productivity improvements	0.08	0.09
		Accretion from share repurchase program	0.10	0.15
		Increased depreciation/other	(0.12)	(0.11)
		Total Operational	0.22	0.31	1.30	1.39
		Special items:
		None
		Total As-reported			1.30	1.39
Non-Nuclear Wholesale Assets
As-Reported	(0.04)
Less Special Items	0.02	Operational items:
Operational	(0.06)	Increased losses from non-nuclear wholesale assets	(0.04)	(0.03)
		Total Operational	(0.04)	(0.03)	(0.10)	(0.09)
		Special items:
		Absence of 04 special item	(0.02)	(0.02)
		Total As-reported	(0.06)	(0.05)	(0.10)	(0.09)
Entergy-Koch, LP
As-Reported	(0.07)
Less Special Items	(0.07)	Operational items:
Operational	0.00	No continuing operations	-	-
		Total Operational	-	-	-	-
		Special items:
		Absence of 04 special item	0.07	0.07
		Total As-reported	0.07	0.07	-	-

Consolidated Total
As-Reported	3.70
Less Special Items	(0.05)
Operational	3.75	Total Operational for 2005	0.85	1.10	4.60	4.85

		Total As-reported for 2005	0.90	1.15	4.60	4.85

  V. Growth and Liquidity Aspirations

  One of Entergy's financial aspirations is to deliver near-term earnings growth of 8-10% in 2005 and 2006. The company believes that this goal can be reasonably achieved through a combination of intrinsic growth and accretion due to share repurchases. Other financial aspirations include improving returns on invested capital, achieving various credit metric improvements and providing annual dividend increases.

  Over the long-term, Entergy also aspires to deliver earnings growth of 5-6%, equal to top-quartile industry growth over the last 20 years, to achieve a 9% return on invested capital, and to achieve a single-A credit rating. The company's ability to achieve or exceed these aspirations will be based upon a combination of intrinsic growth, accretion due to share repurchases and the deployment of capital into new investments over time.

  Table 9 provides details on Entergy's projected cash available for capital deployment for the period 2004 through 2006. After considering a range of potential proceeds from the anticipated sale of Entergy-Koch, LP, Entergy expects to have $1.4 billion of cash available over the 2004-2006 period for three potential uses: investments in new businesses or assets, repayment of debt, or dividend increases. Sources shown on the table include additional debt that Entergy believes it could issue in association with new investments while maintaining a net debt ratio of 50% or less. This amount could vary depending upon the type of new investment and the credit market environment. Similarly, share repurchases reflected on the table are based upon the $1.5 billion program currently in place, as well as the existing authorization in place to fund the exercise of employee stock options. The amount of repurchases may vary as a result of material changes in business results or capital spending or material new investment opportunities.

Table 9: Projected Cash Available for Capital Redeployment 2004 through 2006 - Reconciliation of GAAP to Non-GAAP Measures (see appendix G for definitions of measures)
($ in billions)		2004-2006

Net cash flow provided by operating activities	6.9
Less:
Net nuclear fuel purchases	0.4
Decommissioning trust contributions	0.4
Operating cash flow		6.1
Planned maintenance capital expenditures		(2.6)
Preferred and common dividends		(1.4)
Free cash flow		2.1

Net stock repurchases (includes repurchases under existing and new programs less potential sale proceeds)		(0.8)
Planned growth capital commitments		(1.2)
Additional debt capacity (net of maturities)		1.3
Net Cash Available for New Investment, Debt Retirement, Dividend Increase		1.4

  Appendix F-1 provides details on planned capital expenditures by business, and appendix F-2 includes a summarized schedule of debt maturities.

  VI. Appendices

  Eight appendices are presented in this section as follows:

    Appendix A includes earnings per share variance analysis and details on special items that relate to the current quarter and year-to-date periods.
    Appendix B provides information on selected pending local and federal regulatory cases, including a calendar of scheduled events and potential financial impacts.
    Appendix C provides details on Entergy-Koch, LP's operating activities in the current period.
    Appendix D provides estimates of earnings per share sensitivities related to variables that impact utility and nuclear results.
    Appendix E provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
    Appendix F provides a summary of planned capital expenditures for the next three years along with a summary schedule of debt maturities by business.
    Appendix G provides definitions of the operational performance measures and GAAP and non-GAPP financial measures that are used in this release.
    Appendix H provides a reconciliation of GAAP and non-GAAP financial measures used in this release.

  Appendix A-1 and A-2 provide details of third quarter and year-to-date 2004 vs. 2003 earnings variance analyses for "Utility, Parent & Other," "Competitive Businesses," and "Consolidated."

Appendix A-1: As-Reported Earnings Per Share Variance Analysis
Third Quarter 2004 vs. 2003
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2003 earnings	1.16		0.41		1.57
Net revenue	-		0.05	(d)	0.05
Interest expense and other charges	0.04		0.01		0.05
Share repurchase/accretion effect	0.01		-		0.01
Nuclear refueling outage expense	(0.01)		-		(0.01)
Interest and dividend income	-		(0.01)		(0.01)
Taxes other than income taxes	(0.02)		-		(0.02)
Income taxes - other	(0.01)		(0.01)		(0.02)
Depreciation/amortization expense	(0.04)		-		(0.04)
Other operation & maintenance expense	(0.08)	(e)	(0.02)		(0.10)
Other income (deductions)	0.06	(f)	(0.32)	(g)	(0.26)
2004 earnings	1.11		0.11		1.22

Appendix A-2: As-Reported Earnings Per Share Variance Analysis
Year-to-Date 2004 vs. 2003
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2003 earnings	2.10		2.09		4.19
Net revenue	0.02		0.18	(d)	0.20
Interest expense and other charges	0.09	(h)	-		0.09
Income taxes - other	0.03		0.02		0.05
Decommissioning expense	-		(0.01)		(0.01)
Nuclear refueling outage expense	(0.01)		(0.01)		(0.02)
Taxes other than income taxes	(0.03)		-		(0.03)
Interest and dividend income	-		(0.03)		(0.03)
Share repurchase/dilution effect	(0.02)		(0.01)		(0.03)
Depreciation/amortization expense	(0.04)		(0.03)		(0.07)
Other operation & maintenance expense	(0.13)	(e)	0.05	(i)	(0.08)
Other income (deductions)	0.38	(f)	(0.77)	(g)	(0.39)
Cumulative effect of accounting changes	0.09	(j)	(0.72)	(j)	(0.63)
2004 earnings	2.48		0.76		3.24

    Net revenue increased in third quarter 2004 due primarily to the reduction of
Utility Net Revenue Variance Analysis 2004 vs. 2003 ($ EPS)
Third Quarter		Year-to-Date
Weather	(0.09)	Weather	(0.09)
Sales growth/pricing	0.03	Sales growth/pricing	0.12
Competitive retail	0.03	Competitive retail	0.11
Other	0.03	Other	(0.12)
Total	-	Total	0.02

    asset sale reserves and higher revenues from Entergy Nuclear due primarily to improved pricing. For the year-to-date period, net revenue increased due to higher revenue at Entergy Nuclear resulting from higher pricing and fewer planned and unplanned outages.

    Other operation and maintenance expense increased for the quarter due primarily to higher benefits expenses and timing. The year-to-date increase was due primarily to higher benefits and customer support expenses as well as higher expenses in the competitive retail business.
    Other income (deductions) for the quarter increased due primarily to a reevaluation of River Bend's decommissioning liability. The year-to-date increase was due primarily to the absence of the River Bend loss provision recorded in second quarter 2003.
    Other income (deductions) decreased due primarily to lower Entergy-Koch earnings partially offset by a reevaluation of decommissioning liabilities at Entergy Nuclear.
    Interest expense and other charges decreased due primarily to debt retirements and refinancings completed in 2003.
    Other operation and maintenance expense decreased year-to-date due primarily to productivity improvements achieved at Entergy Nuclear.
    Cumulative effect of accounting changes primarily reflects the financial impact of the implementation of SFAS 143, the effect of which was originally recorded in first quarter 2003.

  Appendix A-3 lists special items by business with quarter-to-quarter and year-to-date comparisons. Amounts are shown on both earnings per share and net income bases. Special items are those events that are less routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as-reported earnings per share consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix A-3: Special Items (shown as positive / (negative) impact on earnings)
Third Quarter and Year-to-Date 2004 vs. 2003
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
Utility, Parent & Other
SFAS 143 implementation	-	-	-	-	(0.09)	0.09
River Bend loss provision	-	-	-	-	(0.29)	0.29
Subtotal	-	-	-	-	(0.38)	0.38
Competitive Businesses Special Items
Entergy Nuclear
SFAS 143 implementation	-	-	-	-	0.70	(0.70)
Energy Commodity Services	-	-	-	-	-
Entergy-Koch Trading earnings	(0.21)	-	(0.21)	(0.14)	-	(0.14)
Gulf South Pipeline earnings	0.02	-	0.02	0.07	-	0.07
Reduction in asset sale reserves	0.02	-	0.02	0.02	-	0.02
Subtotal	(0.17)	-	(0.17)	(0.05)	0.70	(0.75)
Total Special Items	(0.17)	-	(0.17)	(0.05)	0.32	(0.37)

(U.S. $ in millions)
	2004	2003	Change	2004	2003	Change
Utility, Parent & Other
SFAS 143 implementation	-	-	-	-	(21.3)	21.3
River Bend loss provision	-	-	-	-	(65.6)	65.6
Subtotal	-	-	-	-	(86.9)	86.9
Competitive Businesses Special Items
Entergy Nuclear
SFAS 143 implementation	-	-	-	-	160.3	(160.3)
Energy Commodity Services
Entergy-Koch Trading	(48.4)	-	(48.4)	(31.8)	-	(31.8)
Gulf South Pipeline	3.3	-	3.3	14.9	-	14.9
Reduction in asset sale reserves	5.6	-	5.6	5.6	-	5.6
Non-nuclear wholesale assets - other	-	-	-	-	0.7	(0.7)
Subtotal	(39.5)	-	(39.5)	(11.4)	161.0	(172.4)
Total Special Items	(39.5)	-	(39.5)	(11.4)	74.1	(85.4)

  Appendix B-1 provides a summary of the selected regulatory cases and events that are pending.

Appendix B-1 Regulatory Summary Table
Company/ Proceeding	Authorized ROE	Pending Cases/Events	Potential Operational Earnings Impact
Retail Regulation
Entergy Arkansas	11.0%	No cases pending. Next filing likely to come in 2005 in connection with steam generator and reactor vessel head replacement at ANO Unit 1.	$0.00 per share in 2004 and 2005; impact in 2006 will be based upon revenue deficiency reflected in 2005 filing.

Entergy Gulf States - TX	10.95%

  Base rates unchanged since 1991 and frozen since 1999 as part of a settlement order in June of that year. At direction of PUCT, company had been preparing for retail open access ("ROA") through June 2004. In a written order issued on July 12, 2004, the Commission: (a) rejected the Company's Independent Transmission Organization proposal; (b) ordered the Company to cease efforts towards an interim solution; (c) continued to delay ROA until either a FERC-approved RTO is in place or some other independent entity is in place that meets their requirements; (d) terminated the current pilot, and; (e) encouraged Entergy to enter into a dialogue with SPP over joining the SPP RTO. As a result of the Commission's order, the Company filed a rate case on August 25, 2004 requesting a $68.0 million rate increase based on an 11.5% ROE. The request includes a $42.6 million base rate increase and recovery of costs previously incurred in preparation for transition to retail open access. On September 30, 2004 the PUCT dismissed the filing. EGS-TX intends to file a Motion for Rehearing on the Dismissal.

  $0.00 per share in 2004; 2005 impact ranges from $0.00 per share up to $0.05 per share based upon the percentage of request that is approved assuming rate case is reopened and the timing of implementation of new rates.

Entergy Gulf States - LA	11.1%

  The 9th revenue review (2002) and prospective revenue study are currently pending before the LPSC. EGSI's filings included an $11.5 million rate reduction which was implemented in June 2002 and a $22 million prospective revenue deficiency based on a 2002 test year. The most recent LPSC staff testimony, filed in March 2004, recommended a refund of at least $29 million and a prospective rate reduction of approximately $50 million. In a separate March 2004 filing, EGSI proposed a $32 million pro forma adjustment to include revenue requirements associated with the Perryville power purchase agreement. Separately, EGSI continues to pursue the development of a performance-based rate structure in conjunction with LPSC staff. Such a rate structure was included in a proposed global settlement filed by the company with the LPSC on June 18, 2004.

			$0.00 per share in 2004; 2005 impact ranges from $(0.16) per share (based on staff's recommendation) to $0.04 per share (based on company's filed deficiency).

Entergy Louisiana	9.7-% - 11.3%

  In January 2004, ELI filed with the LPSC an application for a $167 million base rate increase based on an ROE of 11.4%. The requested increase is expected to be largely mitigated by fuel savings resulting from the generation supply plan, including the acquisition of the Perryville plant. LPSC Staff recommended an $11.4 million rate increase with a 9.75% ROE. Given the recent order by FERC disclaiming jurisdiction over the Perryville acquisition, it is expected that an additional $8.1 million will be added to the rate increase making the Staff's recommended increase a total of $19.5 million. Separately, ELI continues to pursue the development of a performance-based rate structure in conjunction with LPSC staff.

			$0.00 per share in 2004; 2005 impact ranges from $0.00 per share up to $0.15 per share based on the percentage of rate request approved by the LPSC and timing of the implementation of new rates.

Entergy Mississippi	9.46% - 12.08%

  In December 2002, the MPSC approved a $48.2 million rate increase with an allowed ROE of 11.75%. In addition, the MPSC approved a formula rate plan which allows the earned Rate of Return on Rate Base ("RORB") to increase or decrease by as much as 50 basis points plus an additional 5 basis point deadband without requiring a change in base rates. This equates to an ROE bandwidth of plus or minus 131 basis points. In addition, a performance incentive based on outage frequency, price, and customer satisfaction can increase or decrease the benchmarked ROE by 100 basis points. If EMI earns above or below the bandwidth range, rates are adjusted on a prospective basis by 50% of any overage or shortfall to the top or bottom of the bandwidth respectively. EMI made its formula rate plan filing in March 2004 based on a 2003 test year. In April 2004, the MPSC approved a joint stipulation which provides for no change in rates based on an adjusted ROE of 10.77%.

  $0.00 per share in 2004; 2005 and beyond may be impacted by an increase or decrease of $0.02 per share for every 1% increase or decrease in ROE resulting from performance incentives and/or sharing above or below the allowed range.

Appendix B-1 Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events	Potential Operational Earnings Impact
Retail Regulation (Continued)
Entergy New Orleans	10.25% - 13.25%

  Effective June 2003, the New Orleans City Council approved a $30 million rate increase and a 2-year prospective Formula Rate Plan ("FRP") with an ROE mid point of 11.25% and an ROE bandwidth from 10.25% to 12.25%. In addition, the Electric FRP allows for up to 13.25% ROE based on a Generation Performance-Based Rate ("GPBR") plan. The GPBR provides for sharing of fuel and purchased power savings based on a specified implied heat rate target and a gas price index. ENOI customers receive the first $20 million of savings; thereafter 10% of additional savings are allocated to the company. On April 30, 2004, ENO filed its annual electric and gas FRP updates. On August 19, 2004 the Council approved a settlement between ENO and Council Advisors that resulted in no rate adjustment for electric or gas service.

  $0.04 per share in 2004, based upon the incremental impact of the June 2003 rate order; 2005 may be impacted by as much as +$0.005 per share, for each $20 million of fuel and purchased power savings above the initial $20 million allocated to customers.

Wholesale Regulation (FERC)
System Energy Resources, Inc.	10.94%	ROE approved by July 2001 FERC order. No cases pending.	$0.00 per share.

System Agreement	NA

  Proceeding initiated by the LPSC and the City of New Orleans (who has since withdrawn) requested a reallocation of production costs among the utility operating subsidiaries. The FERC administrative law judge (ALJ) issued an initial decision in February 2004 concluding that rough production cost equalization no longer exists on the Entergy system. The ALJ recommended a bandwidth approach be applied to reallocate production costs. Entergy opposes the bandwidth approach and certain findings related to the purchase of power from the Vidalia hydroelectric facility. Exception briefs were filed by all parties in March and a FERC decision is expected in late 2004, with court appeals of any decision likely.

$0.00 per share regardless of outcome; the outcome of the case will only impact the allocation of costs among the operating companies; these costs are passed through to customers.

Affiliate Transactions	NA

  Eight purchase power agreements covering five generating sources from Entergy affiliates for supplies of power to ELI and ENOI are being reviewed by FERC. Certain of the contracts became effective in June 2003, subject to refund. The process used to award the contracts is being challenged by various parties at FERC. FERC trial staff testimony filed in March 2004 claimed Entergy conveyed undue preference to its affiliates in the bidding process. Hearings began in June and are ongoing with an initial ALJ decision expected in the first quarter of 2005.

  $0.00 per share regardless of outcome given that costs associated with affiliate PPAs will be recovered in retail rates; if affiliate PPAs are not approved, the cost of alternative sources of power would be recovered in retail rates.

Independent Coordinator of Transmission (ICT)	NA

  In response to the suspension in December 2003 of the SeTrans RTO effort, Entergy began work on an alternative transmission structure. Entergy filed for FERC approval of its alternative transmission structure on April 1, 2004. Entergy's retail regulators will review and comment on the plan, after which time Entergy has requested that FERC act within 60 days. Entergy's filing includes independent transmission oversight for processes involving the granting of transmission service including calculation of transfer capacity, system studies and the weekly transmission procurement process. The filing also included a request to implement a more efficient expansion pricing policy that is consistent with the "higher of" principles articulated in FERC's Order Number 2003-A. FERC order expected in first half of 2005, with earliest effective date for operation of new structure being second half of 2005.

$0.00 per share in direct impact. If rejected, Entergy could possibly be directed to renew its pursuit of an RTO which likewise would not be expected to have an immediate earnings impact.

Market-Based Rate Authority	NA

  In November 2001, FERC issued an order establishing a new generation market power screen, Supply Margin Assessment (SMA), to evaluate a utility's request for market-based rate authority. The company requested a rehearing of this order which delayed implementation. FERC subsequently established new interim generation market power screens pursuant to orders issued in April and July 2004 which recognize that native load obligations should be reflected. In Entergy's view, however, the second screen, the market power screen, is overly conservative and overstates vertically integrated utilities' ability to exercise market power. As required, Entergy filed its generation market power analysis in August 2004. Entergy's analysis indicated that it passed the pivotal supplier screen for all relevant geographical regions, but failed the market share screen within its control area. At the same time, Entergy filed delivered price test analysis that indicates Entergy does not have market power in any wholesale market when Entergy's native load obligations are reflected. A FERC order in response to Entergy's filing could come by year-end 2004.

  $0.00 per share in direct impact. Entergy could lose its market-based authority for wholesale sales within its control area. However, Entergy does not believe that the revocation of its market-based rate authority would have a material affect on its financial results.

  Appendix B-2 provides a calendar of selected regulatory events scheduled or anticipated through 2nd quarter 2005.

Appendix B-2: Calendar of Selected Regulatory Events
As of October 21, 2004
Jurisdiction:	FERC				EGSI-TX	EGSI-LA	ELI
Case:	System Agreement	Affiliate Purchase Power Agreements	Independent Coordinator of Transmission	Market -Based Rate Authority	Base Rate Case	9th Earnings Review	Purchase Power Agreements	Base Rate Case
Docket #:	EL01-88-001	ER03-583-000 ER03-681-000 ER03-682-000 ER03-744-000	ER04-699	ER91-569	30123	U-26527	U-27136	U-20925
Oct-04					PUCT issued Order Dismissing Rate Case Motion for Rehearing to be Filed			22nd - Staff / Intervenors file surrebuttal testimony
Nov-04						Potential ALJ decision (if settlement not approved)		10th - ELI files rejoinder testimony
Dec-04	Potential FERC decision			Potential FERC order	Order Expected on Motion for Rehearing			1st - 17th Hearings 23rd Post Hearing Briefs
Jan-05							Potential ALJ decision	7th - Replies to Post Hearing Briefs Potential ALJ decision
Feb-05						Potential LPSC decision (if settlement not approved)
Mar-05		Potential ALJ decision expected						Potential LPSC decision
April 05							Potential LPSC decision
May 05
June 05			Potential FERC decision
Comments:	Requests for rehearing may follow FERC decision	Schedule dependent on hearing process	No detailed procedural schedule established	No detailed procedural schedule established	No detailed procedural schedule established		FERC schedule could potentially impact LPSC timing

  Appendix C provides additional details on Entergy-Koch, LP's operational performance during the third quarter and year-to-date periods for 2004.

Appendix C: Entergy-Koch, LP Operational Performance Measures
Third Quarter and Year-to-Date 2004 vs. 2003 (see appendix G for definitions of measures)
	Third Quarter			Year-to-Date
Entergy-Koch Trading	2004	2003	% Change	2004	2003	% Change
Electricity volatility	36%	34%	6%	34%	62%	-45%
Gas volatility	41%	39%	5%	42%	62%	-32%
Electricity marketed (GWh)	82,858	105,184	-21%	289,206	329,528	-12%
Gas marketed (Bcf/d)	5.4	5.8	-7%	5.8	6.3	-8%
Gain/loss days	0.9	1.7	-47%	1.3	1.5	-13%
Daily average earnings at risk	7.0	12.1	-42%	8.4	14.9	-44%
Low daily earnings at risk	5.4	7.8	-31%	5.4	7.6	-29%
High daily earnings at risk	8.9	19.6	-55%	16.5	35.2	-53%

Gulf South Pipeline
Throughput (Bcf/d)	1.76	1.84	-4%	1.96	1.98	-1%
Production cost ($/mmbtu)	$0.167	$0.171	-2%	$0.160	$0.137	17%

  Appendix D provides estimates of the impact to operational earnings resulting from changes in various revenue and expense variables. These estimates are intended to be indicative rather than precise guidance, and are based upon changes in variables which would result in increases to earnings per share. Equivalent decreases in earnings per share are estimated to result from variable changes in the opposite direction.

Appendix D: Earnings Sensitivities
(Per share in U.S. $)
Variable	Description of Change	Estimated Earnings Impact (k)
Utility
Sales growth Residential Commercial/Government Industrial Total	1% increase in Residential MWh sold 1% increase in Comm/Govt MWh sold 1% increase in Industrial MWh sold 1% increase in Total MWh sold	0.04 0.02 0.04 0.10
Rate base	$100 million increase in rate base	0.02
Return on equity	1% increase in allowed ROE	0.22
Entergy Nuclear
Capacity factor	1% increase in capacity factor	0.03
Gas price 2004 - 100% EN output sold forward 2005 - 95% EN output sold forward 2006 - 79% EN output sold forward	$1/MMBtu increase in gas price assuming market conversion based on 9,000 heat rate	0.00 0.04 0.17
Operation and maintenance expense	$1 decrease per MWh	0.09
Outage (lost revenue only)	1000 MW plant for 10 days	0.02
Power uprate	100 MW at $800/Kw capital investment and market price of $40/MWh	0.06

  (k) Based on current fully diluted shares of approximately 230 million.

  Appendix E-1 provides comparative financial performance measures for the current quarter. Appendix E-2 provides historical financial performance measures and operating performance metrics for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with generally accepted accounting principles (GAAP), as well as those that are considered non-GAAP measures.

  As-reported measures are computed in accordance with GAAP as they include all components of earnings, including special items. Operational measures are non-GAAP measures as they are calculated using operational earnings, which excludes the impact of special items. A reconciliation of operational earnings per share to as-reported earnings per share is provided in Appendix H-1.

Appendix E-1: GAAP and non-GAAP Financial Performance Measures
Third Quarter 2004 vs. 2003 (see appendix G for definitions of certain measures)

For 12 months ending September 30	2004	2003	Change
GAAP Measures
Return on average invested capital - as-reported	5.90%	8.04%	(2.14)%
Return on average common equity - as-reported	8.12%	12.56%	(4.44)%
Net margin - as-reported	7.29%	11.62%	(4.33)%
Cash flow interest coverage	6.39	4.28	2.11
Book value per share	$39.25	$38.39	$0.86
End of period shares outstanding (millions)	225.2	228.5	(3.2)

Non-GAAP Measures
Return on average invested capital - operational	6.70%	7.63%	(0.93)%
Return on average common equity - operational	9.71%	11.69%	(1.98)%
Net margin - operational	8.72%	10.81%	(2.09)%

As of September 30 ($ in millions)	2004	2003	Change
GAAP Measures
Revolver capacity	1,325	1,133	192
Total debt	8,070	8,554	(484)
Debt to capital ratio	46.8%	48.4%	(1.6)%
Off-balance sheet liabilities:
Project debt
Debt of joint ventures - Entergy's share	434	387	47
Leases - Entergy's share	596	501	95
Total off-balance sheet liabilities	1,030	888	142

Non-GAAP Measures
Total gross liquidity	1,913	1,711	202
Net debt to net capital ratio	44.9%	46.6%	(1.7)%
Net debt ratio including off-balance sheet liabilities	48.1%	49.3%	(1.2)%

Appendix E-2: Historical Performance Measures (see appendix G for definitions of measures)
	4Q02	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04	03 YTD	04 YTD
Financial
EPS - as-reported ($)	0.33	1.73	0.89	1.57	-0.17	0.88	1.14	1.22	4.19	3.24
Less - special items ($)	-0.01	0.61	-0.28	0.00	-0.55	-0.06	-0.06	-0.17	0.32	-0.05
EPS - operational ($)	0.34	1.12	1.17	1.57	0.38	0.82	1.08	1.39	3.87	3.29
Trailing Twelve Months
ROIC - as-reported (%)	5.79	8.65	8.01	8.04	7.38	6.19	6.38	5.90
ROIC - operational (%)	7.37	7.86	7.48	7.63	7.70	7.22	6.95	6.70
ROE - as-reported (%)	7.84	13.69	12.85	12.56	11.21	8.63	9.27	8.12
ROE - operational (%)	11.33	12.00	11.69	11.69	11.87	10.71	10.43	9.71
Cash Flow Interest Coverage	4.92	4.41	4.54	4.28	5.05	5.77	5.96	6.39
Debt to capital (%)	51.8	49.5	50.9	48.4	47.5	47.3	47.4	46.8
Net debt/net capital (%)	47.7	48.3	47.8	46.6	45.3	44.5	45.5	44.9
Utility
Generation in GWh	19,687	18,531	19,915	21,438	17,860	18,022	19,526	22,815	59,884	60,363
GWh billed
Residential	7,279	7,843	7,170	10,763	7,041	7,726	6,911	10,738	25,776	25,375
Commercial & Gov't	6,811	6,455	6,828	8,276	6,955	6,487	6,829	8,468	21,558	21,784
Industrial	10,248	9,324	9,556	9,975	9,782	9,490	9,922	10,456	28,855	29,868
Wholesale	2,298	2,513	2,590	2,093	1,995	2,418	2,367	2,040	7,196	6,825
O&M expense/MWh (l)	$17.62	$13.29	$14.70	$12.17	$21.89	$13.31	$15.62	$12.97	$13.32	$13.90
Reliability
SAIFI	2.0	1.9	1.6	1.8	1.8	1.7	1.9	1.8	1.8	1.8
SAIDI	164	161	138	155	144	143	162	159	155	159
Nuclear
Net MW in operation	3,955	3,955	3,955	4,001	4,001	4,001	4,001	4,001
Avg. realized price per MWh	$40.87	$38.28	$39.81	$40.67	$38.54	$39.70	$41.33	$43.38
Production cost/MWh	$22.18	$23.54	$20.85	$20.03	$17.15	$18.57	$18.33	$21.68	$21.49	$19.52
Generation in GWh	6,843	8,093	7,337	8,246	8,702	8,687	8,196	8,075	23,676	24,957
Capacity factor	78.0%	93.7%	84.1%	93.6%	98%	98.9%	93.6%	91.6%	90.5%	94.7%
Energy Commodity Services
Entergy-Koch Trading
Electricity volatility (%)	41	86	52	34	50	37	29	36	62	34
Gas volatility (%)	50	91	45	39	60	50	33	41	62	42
Gain/loss days	1.3	1.3	1.4	1.7	1.5	1.3	2.0	0.9	1.5	1.3
Gulf South Pipeline
Throughput (Bcf/d)	2.22	2.20	1.90	1.84	1.99	2.22	1.90	1.76	1.98	1.96
Production cost ($)	0.113	0.113	0.138	0.171	0.172	0.144	0.164	0.167	0.137	0.160

    O&M expense per megawatt hour has been redefined for current and comparable periods to reflect billed megawatt hour sales as the denominator instead of megawatt hours generated as previously used in the calculation.

  Appendix F-1 provides a summary of planned capital expenditures. Entergy's capital plan from 2004 through 2006 includes $3.8 billion for investment; $2.6 billion of this amount is associated with capital to maintain Entergy's existing assets. Approximately $1.2 billion is associated with previously identified investments such as the steam generator replacement at Arkansas Nuclear One Unit 1, nuclear plant power uprates at Entergy Nuclear and Utility, the purchase of the Perryville plant, and a previously deferred equity investment for Entergy's interest in Entergy-Koch. Entergy will update its capital plan when fourth quarter 2004 earnings are reported to reflect new estimates for the period 2005 through 2007.

Appendix F-1: Planned Capital Expenditures
2004-2006
($ in millions)	2004	2005	2006	Total
Maintenance capital
Utility, Parent & Other	774	777	773	2,324
Entergy Nuclear	73	68	76	217
Energy Commodity Services	7	2	2	11
Subtotal	854	847	851	2,552
Other capital commitments
Utility, Parent & Other	418	478	112	1,008
Entergy Nuclear	123	-	-	123
Energy Commodity Services	73	-	-	73
Subtotal	614	478	112	1,204
Total Planned Capital Expenditures	1,468	1,325	963	3,756

  Appendix F-2 provides details on scheduled long-term debt maturities including currently maturing portions.

Appendix F-2: Debt Maturity Schedule
Maturities as of 9/30/2004
($ in millions)	2004	2005	2006	2007-2008	2009+	Total
Utility, Parent & Other	-	415	28	1,547	5,150	7,140
Entergy Nuclear	64	72	76	100	197	509
Energy Commodity Services	-	-	-	-	-	-
Total	64	487	104	1,647	5,347	7,649

  Appendix G provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release.

Appendix G: Definitions of Operational Performance Measures and GAAP and non-GAAP Financial Measures
Utility
Generation in GWh	Total number of GWh produced by all Utility generation facilities
GWh billed	Total number of GWh billed to all retail and wholesale customers
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Number of customers	Year-to-date average number of customers
Competitive Businesses
Planned TWh of generation

  Amount of output expected to be generated by Entergy Nuclear for nuclear units, or by non-nuclear wholesale assets for fossil and wind units, considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch

Percent of planned generation sold forward

  Percent of planned generation output sold forward under contracts, forward physical contracts or forward financial contracts (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not be liable to buyer for any damages
Unit-contingent with availability guarantees

  Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm liquidated damages (LD)

  Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset); if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract

Planned net MW in operation	Amount of capacity to be available to generate power considering uprates planned to be completed within the calendar year
Bundled energy & capacity contract	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contract

  For Entergy Nuclear, a contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator

  For Energy Commodity Services, a contract for the sale of capacity and related energy, in which capacity and energy are priced separately

Average contract price per MWh or per kW per month	Price at which generation output and/or capacity is expected to be sold to third parties, given existing contract prices based on expected dispatch or capacity
Average contract revenue per MWh	Price at which the combination of generation output and capacity are expected to be sold to third parties, given existing contract prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned or operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh generated for all non-utility nuclear operations
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Generation in GWh	Total number of GWh produced by all non-utility nuclear facilities
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage completed during the quarter
Entergy-Koch Trading
Electricity volatility	Average volatility of into-Cinergy power prices for the period
Gas volatility	Average volatility of Henry Hub spot prices for the period
Electricity marketed (GWh)	Total physical GWh volumes marketed in the U.S. and Europe during the period
Gas marketed (Bcf/d)	Physical Bcf/d volumes marketed in the U.S. and Europe during the period
Gain/loss days	Ratio of days where aggregate trading gains exceeded trading losses across all commodities
Daily earnings at risk

  Daily value at risk in millions of dollars for the period using a 97.5% confidence level. This measure indicates that, if prices moved against the positions, the loss in neutralizing the portfolio would not be expected to exceed the calculated value at risk

Gulf South Pipeline
Throughput	Gas in Bcf/d transported by the pipeline during the period
Production cost	Cost in $/mmbtu associated with delivering gas, excluding gas expense

  Financial measures defined in the below table include measures prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures. Non-GAAP measures are included in this release in order to provide metrics that remove the effect of less routine financial impacts from commonly used financial metrics.

Appendix G: Definitions of Operational Performance Measures and GAAP and non-GAAP Financial Measures (continued)
Financial Measures - GAAP
Return on average invested capital - as-reported	12-months rolling earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as-reported	12-months rolling earnings divided by average common equity
Net margin - as-reported	12-months rolling earnings divided by 12 months rolling revenue
Cash flow interest coverage	12-months cash flow from operating activities plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, capital leases, and preferred stock with sinking fund (effective fourth quarter 2003) on the balance sheet less non-recourse debt, if any
Project debt	Financing at subsidiaries to support specific projects
Debt of joint ventures (Entergy share)	Debt issued by Entergy-Koch, LP and non-nuclear assets business joint ventures
Leases (Entergy share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital	Gross debt divided by total capitalization

Financial Measures - non-GAAP
Operational earnings	As-reported earnings applicable to common stock adjusted to exclude the impact of special items
Operating cash flow	Net cash flow provided by operating activities adjusted to exclude net nuclear fuel purchases and decommissioning trust fund expenditures
Free cash flow	Operating cash flow adjusted to exclude maintenance capital expenditures and preferred and common dividends
Return on average invested capital - operational	12-months rolling operational earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - operational	12-months rolling operational earnings divided by average common equity
Net margin - operational	12-months rolling operational earnings divided by 12 months rolling revenue
Total gross liquidity	Sum of cash and revolver capacity
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents

  Appendices H-1 and H-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix H-1: Reconciliation of GAAP and non-GAAP Financial Measures - Return on Equity, Return on Invested Capital and Net Margin Metrics
($ in millions)	4Q02	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04
As-reported earnings-rolling 12 months (A)	599	1,073	1,037	1,042	927	739	799	715
Preferred dividends	24	24	24	24	24	23	23	23
Tax effected interest expense	353	347	339	328	311	307	303	292
As-reported earnings, rolling 12 months including preferred dividends and tax effected interest expense (B)	976	1,444	1,400	1,394	1,262	1,069	1,125	1,031

Special items in prior quarters	(265)	(7)	159	71	74	(193)	(113)	(100)

Special items 4Q02 thru 3Q04
Energy Commodity Services Gain (loss) on disposition of assets	31					15	13	(39)
Energy Commodity Services asset and contract impairments	(33)
Utility, Parent & Other SFAS 143 implementation		(21)
Entergy Nuclear SFAS 143 implementation		160
Utility, Parent & Other River Bend loss provision			(66)
Utility, Parent & Other Voluntary severance plan					(71)
Entergy Nuclear Voluntary severance plan					(51)
Entergy Nuclear SFAS 143 implementation					(6)
Total special items (C)	(267)	132	93	71	(54)	(178)	(100)	(139)

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,243	1,312	1,307	1,323	1,316	1,247	1,225	1,171

Operational earnings, rolling 12 months (A-C)	866	941	944	971	981	917	899	854

Average invested capital (D)	16,862	16,700	17,465	17,324	17,114	17,257	17,638	17,462

Average common equity (E)	7,647	7,838	8,075	8,295	8,271	8,565	8,619	8,806

Operating revenues (F)	8,305	8,482	8,739	8,971	9,195	9,409	9,540	9,803

ROIC - as-reported (B/D)	5.79	8.65	8.01	8.04	7.38	6.19	6.38	5.90

ROIC - operational ((B-C)/D)	7.37	7.86	7.48	7.63	7.70	7.22	6.95	6.70

ROE - as-reported (A/E)	7.84	13.69	12.85	12.56	11.21	8.63	9.27	8.12

ROE - operational ((A-C)/E)	11.33	12.00	11.69	11.69	11.87	10.71	10.43	9.71

Net margin - as-reported (A/F)	7.22	12.65	11.87	11.62	10.08	7.86	8.37	7.29

Net margin - operational ((A-C)/F)	10.43	11.09	10.80	10.81	10.67	9.75	9.42	8.72

Appendix H-2: Reconciliation of GAAP and non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)	4Q02	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04
Gross debt (A)	8,810	8,410	9,173	8,554	8,182	8,282	8,173	8,070
Less cash and cash equivalents (B)	1,335	377	1,078	578	692	875	586	588
Net debt (C)	7,475	8,033	8,095	7,976	7,490	7,407	7,587	7,482

Total capitalization (D)	17,007	17,008	18,024	17,680	17,220	17,505	17,252	17,245
Less cash and cash equivalents (B)	1,335	377	1,078	578	692	875	586	588
Net capital (E)	15,672	16,631	16,946	17,102	16,528	16,630	16,666	16,657

Debt to capital ratio % (A/D)	51.8	49.4	50.9	48.4	47.5	47.3	47.4	46.8

Net debt to net capital ratio % (C/E)	47.7	48.3	47.8	46.6	45.3	44.5	45.5	44.9

Off-balance sheet liabilities (F)	804	786	886	888	915	1,029	1,037	1,030

Net debt to net capital ratio including off-balance sheet liabilities % ((C+F)/(E+F))	50.2	50.6	50.4	49.3	48.2	47.8	48.7	48.12

Revolver capacity (G)	1,018	988	1,158	1,133	1,553	1,553	1,280	1,325

Gross liquidity (B+G)	2,353	1,365	2,236	1,711	2,245	2,428	1,866	1,913

  Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

  Additional investor information can be accessed on-line at

  www.entergy.com/earnings

  ************************************************************************************************************************************

  In this release and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases at local and federal regulatory agencies, Entergy's ability to reduce its operation and maintenance costs, particularly at its non-utility nuclear generating facilities, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of permanent sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, the completion of the sale of Entergy-Koch's U.S. and foreign trading businesses, the ability to sell Entergy-Koch's Gulf South Pipeline at attractive prices, the amount of cash that Entergy-Koch is able to distribute to Entergy, resolution of pending investigations of Entergy-Koch's past trading practices, changes in the energy trading market, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt and to fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in utility regulation and in regulation of the nuclear industry, the success of Entergy's strategies to reduce current tax payments, and the effects of litigation and weather.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 105,521	$ 18,825	$ -	$ 124,346
Temporary cash investments - at cost,
which approximates market	200,601	262,894	-	463,495
Special deposits	-	-	-	-
Total cash and cash equivalents	306,122	281,719	-	587,841
Other temporary investments	-	-	-	-
Notes receivable	334,132	381,063	(713,085)	2,110
Accounts receivable:
Customer	614,717	-	-	614,717
Allowance for doubtful accounts	(22,919)	(2,064)	-	(24,983)
Associated companies	30,703	19,662	(50,366)	-
Other	151,685	133,073	-	284,758
Accrued unbilled revenues	471,785	-	-	471,785
Total receivables	1,245,971	150,671	(50,366)	1,346,277
Deferred fuel costs	128,079	-	-	128,079
Accumulated deferred income taxes	57,609	(4,187)	-	53,422
Fuel inventory - at average cost	129,234	1,957	-	131,191
Materials and supplies - at average cost	350,411	216,589	-	567,001
Deferred nuclear refueling outage costs	44,793	57,449	-	102,242
Prepayments and other	136,826	34,271	-	171,097
TOTAL	2,733,177	1,119,532	(763,451)	3,089,260

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,309,808	1,210,311	(8,379,058)	1,141,060
Decommissioning trust funds	1,010,898	1,368,656	-	2,379,555
Non-utility property - at cost (less accumulated depreciation)	221,138	1,804	-	222,942
Other	36,156	60,997	-	97,153
TOTAL	9,578,000	2,641,768	(8,379,058)	3,840,710

PROPERTY, PLANT, AND EQUIPMENT

Electric	27,021,597	1,743,412	(3,954)	28,761,055
Property under capital lease	740,397	-	-	740,397
Natural gas	255,281	-	-	255,280
Construction work in progress	936,282	340,635	-	1,276,917
Nuclear fuel under capital lease	262,840	-	-	262,840
Nuclear fuel	36,151	245,555	-	281,706
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,252,548	2,329,602	(3,954)	31,578,195
Less - accumulated depreciation and amortization	12,863,798	235,642	-	13,099,440
PROPERTY, PLANT AND EQUIPMENT - NET	16,388,750	2,093,960	(3,954)	18,478,755

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	804,336	-	-	804,336
Other regulatory assets	1,359,820	-	-	1,359,820
Long-term receivables	41,536	-	-	41,536
Goodwill	374,099	3,073	-	377,172
Other	785,897	819,631	(659,188)	946,340
TOTAL	3,365,688	822,704	(659,188)	3,529,204
		-
TOTAL ASSETS	$ 32,065,615	$ 6,677,964	$ (9,805,651)	$ 28,937,929

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 355,266	$ 74,215	$ -	$ 429,481
Notes payable:
Associated companies	209,820	503,233	(713,052)	-
Other	110,043	229	-	110,273
Account payable:
Associated companies	44,869	14,094	(58,964)	-
Other	631,371	155,066	-	786,437
Customer deposits	214,828	161	-	214,989
Taxes accrued	173,122	58,205	-	231,326
Accumulated deferred income taxes	-	-	-	-
Nuclear refueling outage costs	18,126	-	-	18,126
Interest accrued	136,202	17,031	-	153,233
Obligations under capital leases	154,620	-	-	154,620
Other	74,835	225,140	-	299,976
TOTAL	2,123,102	1,047,374	(772,016)	2,398,461

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,245,228	(2,931)	-	5,242,297
Accumulated deferred investment tax credits	404,481	-	-	404,481
Obligations under capital leases	138,295	1	-	138,296
Other regulatory liabilities	334,716	-	-	334,716
Decommissioning and retirement cost liabilities	1,335,601	728,941	-	2,064,542
Transition to competition	79,101	-	-	79,101
Regulatory reserves	75,087	-	-	75,087
Accumulated provisions	339,942	152,492	-	492,434
Long-term debt	6,788,491	525,106	(93,986)	7,219,611
Preferred stock with sinking fund	17,402	-	-	17,402
Other	1,460,192	431,039	(594,657)	1,296,575
TOTAL	16,218,536	1,834,648	(688,643)	17,364,542

Preferred stock without sinking fund	334,337	-	-	334,337

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2004	2,205,193	1,093,607	(3,296,318)	2,482
Paid-in capital	6,058,765	2,151,847	(3,391,763)	4,818,848
Retained earnings	6,103,949	665,594	(1,820,853)	4,948,690
Accumulated other comprehensive income (loss)	2,827	(71,790)	626	(68,337)
Less - treasury stock, at cost (22,928,539 shares in 2004)	981,094	43,316	(163,316)	861,094
TOTAL	13,389,640	3,795,942	(8,344,992)	8,840,589

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 32,065,615	$ 6,677,964	$ (9,805,651)	$ 28,937,929

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 97,920	$ 17,191	$ -	$ 115,112
Temporary cash investments - at cost,
which approximates market	404,896	171,916	-	576,813
Special deposits	312	(4)	-	308
Total cash and cash equivalents	503,128	189,103	-	692,233
Other temporary investments	50,000	-	-	50,000
Notes receivable	514,580	379,275	(892,125)	1,730
Accounts receivable:
Customer	398,091	-	-	398,091
Allowance for doubtful accounts	(25,476)	(500)	-	(25,976)
Associated companies	93,429	(33,248)	(60,181)	-
Other	108,728	138,097	-	246,824
Accrued unbilled revenues	384,861	-	-	384,860
Total receivables	959,633	104,349	(60,181)	1,003,799
Deferred fuel costs	245,973	-	-	245,973
Accumulated deferred income taxes	16,416	-	(16,416)	-
Fuel inventory - at average cost	108,542	1,922	18	110,482
Materials and supplies - at average cost	343,665	205,256	-	548,921
Deferred nuclear refueling outage costs	41,998	96,838	-	138,836
Prepayments and other	95,043	32,226	-	127,270
TOTAL	2,878,978	1,008,969	(968,704)	2,919,244

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,470,984	1,078,377	(8,496,032)	1,053,328
Decommissioning trust funds	953,314	1,325,219	-	2,278,533
Non-utility property - at cost (less accumulated depreciation)	262,005	380	-	262,384
Other	96,326	56,355	-	152,681
TOTAL	9,782,629	2,460,331	(8,496,032)	3,746,926

PROPERTY, PLANT, AND EQUIPMENT

Electric	26,438,834	1,597,065	-	28,035,899
Property under capital lease	751,815	-	-	751,815
Natural gas	236,623	-	-	236,622
Construction work in progress	982,526	402,405	(3,949)	1,380,982
Nuclear fuel under capital lease	278,683	-	-	278,683
Nuclear fuel	18,911	215,511	-	234,421
TOTAL PROPERTY, PLANT AND EQUIPMENT	28,707,392	2,214,981	(3,949)	30,918,422
Less - accumulated depreciation and amortization	12,425,072	194,553	-	12,619,625
PROPERTY, PLANT AND EQUIPMENT - NET	16,282,320	2,020,428	(3,949)	18,298,797

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	830,539	-	-	830,539
Other regulatory assets	1,425,145	-	-	1,425,145
Long-term receivables	20,886	-	-	20,886
Goodwill	374,099	3,073	-	377,172
Other	829,561	752,814	(646,874)	935,501
TOTAL	3,480,230	755,887	(646,874)	3,589,243

TOTAL ASSETS	$ 32,424,157	$ 6,245,615	$ (10,115,559)	$ 28,554,210

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 450,157	$ 74,215	$ -	$ 524,372
Notes payable:
Associated companies	402,765	489,101	(891,865)	-
Other	47	304	-	351
Account payable:
Associated companies	84,338	(33,775)	(50,562)	-
Other	670,840	125,732	-	796,572
Customer deposits	199,456	164	-	199,620
Taxes accrued	232,512	(7,586)	-	224,926
Accumulated deferred income taxes	-	39,379	(16,417)	22,963
Nuclear refueling outage costs	8,238	-	-	8,238
Interest accrued	137,141	2,462	-	139,603
Obligations under capital leases	159,978	-	-	159,978
Other	64,154	151,607	(10,160)	205,600
TOTAL	2,409,626	841,603	(969,004)	2,282,223

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	4,779,747	(234)	-	4,779,513
Accumulated deferred investment tax credits	420,248	-	-	420,248
Obligations under capital leases	153,897	1	-	153,898
Other regulatory liabilities	291,239	-	-	291,239
Decommissioning and retirement cost liabilities	1,530,909	711,403	-	2,242,312
Transition to competition	79,098	-	-	79,098
Regulatory reserves	69,528	-	-	69,528
Accumulated provisions	354,575	152,386	-	506,960
Long-term debt	6,931,989	519,572	(128,622)	7,322,940
Preferred stock with sinking fund	20,852	-	-	20,852
Other	1,441,783	460,059	(554,439)	1,347,404
TOTAL	16,073,865	1,843,187	(683,061)	17,233,992

Preferred stock without sinking fund	334,337	532	(532)	334,337

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2003	2,205,193	1,102,743	(3,305,454)	2,482
Paid-in capital	6,052,303	2,073,126	(3,357,813)	4,767,615
Retained earnings	6,019,695	446,450	(1,963,637)	4,502,508
Accumulated other comprehensive income (loss)	10,290	(18,710)	626	(7,795)
Less - treasury stock, at cost (19,276,445 shares in 2003)	681,152	43,316	(163,316)	561,152
TOTAL	13,606,329	3,560,293	(8,462,962)	8,703,658

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 32,424,157	$ 6,245,615	$ (10,115,559)	$ 28,554,210

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2004 vs December 31, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 7,601	$ 1,634	$ -	$ 9,235
Temporary cash investments - at cost,
which approximates market	(204,295)	90,978	-	(113,317)
Special deposits	(312)	4	-	(308)
Total cash and cash equivalents	(197,006)	92,616	-	(104,390)
Other temporary investments	(50,000)	-	-	(50,000)
Notes receivable	(180,448)	1,788	179,040	380
Accounts receivable:
Customer	216,626	-	-	216,626
Allowance for doubtful accounts	2,557	(1,564)	-	993
Associated companies	(62,726)	52,910	9,815	(1)
Other	42,957	(5,024)	-	37,933
Accrued unbilled revenues	86,924	-	-	86,924
Total receivables	286,338	46,322	9,815	342,475
Deferred fuel costs	(117,894)	-	-	(117,894)
Accumulated deferred income taxes	41,193	(4,187)	16,416	53,422
Fuel inventory - at average cost	20,692	35	(18)	20,709
Materials and supplies - at average cost	6,746	11,333	-	18,079
Deferred nuclear refueling outage costs	2,795	(39,389)	-	(36,594)
Prepayments and other	41,783	2,045	-	43,828
TOTAL	(145,801)	110,563	205,253	170,015

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	(161,176)	131,934	116,974	87,732
Decommissioning trust funds	57,584	43,437	-	101,021
Non-utility property - at cost (less accumulated depreciation)	(40,867)	1,424	-	(39,443)
Other	(60,170)	4,642	-	(55,528)
TOTAL	(204,629)	181,437	116,974	93,782

PROPERTY, PLANT, AND EQUIPMENT

Electric	582,763	146,347	(3,954)	725,156
Property under capital lease	(11,418)	-	-	(11,418)
Natural gas	18,658	-	-	18,658
Construction work in progress	(46,244)	(61,770)	3,949	(104,065)
Nuclear fuel under capital lease	(15,843)	-	-	(15,843)
Nuclear fuel	17,240	30,044	-	47,284
TOTAL PROPERTY, PLANT AND EQUIPMENT	545,156	114,621	(5)	659,772
Less - accumulated depreciation and amortization	438,726	41,089	-	479,815
PROPERTY, PLANT AND EQUIPMENT - NET	106,430	73,532	(5)	179,957

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	(26,203)	-	-	(26,203)
Other regulatory assets	(65,325)	-	-	(65,325)
Long-term receivables	20,650	-	-	20,650
Goodwill	-	-	-	-
Other	(43,664)	66,817	(12,314)	10,839
TOTAL	(114,542)	66,817	(12,314)	(60,039)

TOTAL ASSETS	$ (358,542)	$ 432,349	$ 309,908	$ 383,715

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2004 vs December 31, 2003
(Dollars in thousands)
(Unaudited)

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ (94,891)	$ -	$ -	$ (94,891)
Notes payable:
Associated companies	(192,945)	14,132	178,813	-
Other	109,996	(75)	-	109,921
Account payable:	-	-	-
Associated companies	(39,469)	47,869	(8,402)	-
Other	(39,469)	29,334	-	(10,135)
Customer deposits	15,372	(3)	-	15,369
Taxes accrued	(59,390)	65,791	-	6,401
Accumulated deferred income taxes	-	(39,379)	16,417	(22,962)
Nuclear refueling outage costs	9,888	-	-	9,888
Interest accrued	(939)	14,569	-	13,630
Obligations under capital leases	(5,358)	-	-	(5,358)
Other	10,681	73,533	10,160	94,372
TOTAL	(286,524)	205,771	196,988	116,235

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	465,481	(2,697)	-	462,784
Accumulated deferred investment tax credits	(15,767)	-	-	(15,767)
Obligations under capital leases	(15,602)	-	-	(15,602)
Other regulatory liabilities	43,477	-	-	43,477
Decommissioning and retirement cost liabilities	(195,308)	17,538	-	(177,770)
Transition to competition	3	-	-	3
Regulatory reserves	5,559	-	-	5,559
Accumulated provisions	(14,633)	106	-	(14,527)
Long-term debt	(143,498)	5,534	34,636	(103,328)
Preferred stock with sinking fund	(3,450)	-	-	(3,450)
Other	18,409	(29,020)	(40,218)	(50,829)
TOTAL	144,671	(8,539)	(5,582)	130,550

Preferred stock without sinking fund	-	(532)	532	-

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2004 and 2003	-	(9,136)	9,136	-
Paid-in capital	6,462	78,721	(33,950)	51,233
Retained earnings	84,254	219,144	142,784	446,182
Accumulated other comprehensive income (loss)	(7,463)	(53,080)	-	(60,543)
Less - treasury stock, at cost	299,942	-	-	299,942
TOTAL	(216,689)	235,649	117,970	136,930

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ (358,542)	$ 432,349	$ 309,908	$ 383,715

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 2,389,738	$ -	$ (462)	$ 2,389,276
Natural gas	33,628	-	-	33,628
Competitive businesses	140,756	416,535	(16,615)	540,677
Total	2,564,122	416,535	(17,076)	2,963,581

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	746,446	59,440	-	805,886
Purchased power	601,573	14,043	(16,620)	598,997
Nuclear refueling outage expenses	17,418	25,961	-	43,378
Other operation and maintenance	402,110	181,101	(971)	582,240
Decommissioning	23,163	14,584	-	37,747
Taxes other than income taxes	97,843	14,725	-	112,568
Depreciation and amortization	218,595	17,730	-	236,325
Other regulatory charges (credits) - net	(25,032)	-	-	(25,032)
Total	2,082,116	327,584	(17,591)	2,392,109

OPERATING INCOME	482,006	88,951	515	571,472

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	13,093	-	-	13,093
Interest and dividend income	18,329	17,055	(14,392)	20,993
Equity in earnings of unconsolidated equity affiliates	-	(72,015)	-	(72,015)
Miscellaneous - net	19,184	22,585	(515)	41,254
Total	50,607	(32,374)	(14,907)	3,325

INTEREST AND OTHER CHARGES
Interest on long-term debt	109,419	4,070	-	113,489
Other interest - net	8,121	13,150	(14,392)	6,879
Allowance for borrowed funds used during construction	(8,394)	-	-	(8,394)
Total	109,146	17,220	(14,392)	111,974

INCOME BEFORE INCOME TAXES	423,467	39,357	-	462,823

Income taxes	160,197	14,579	-	174,776

CONSOLIDATED NET INCOME	263,270	24,778	-	288,047

Preferred dividend requirements and other	5,803	-	-	5,803

EARNINGS APPLICABLE TO COMMON STOCK	$ 257,467	$ 24,778	$ -	$ 282,244

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.13	$0.11		$1.24
DILUTED	$1.11	$0.11		$1.22

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				226,882,474
DILUTED				231,127,583

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 2,236,159	$ -	$ (541)	$ 2,235,618
Natural gas	25,866	-	-	25,866
Competitive businesses	69,551	385,922	(16,833)	438,641
Total	2,331,576	385,922	(17,374)	2,700,125

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	535,964	60,083	-	596,046
Purchased power	555,546	3,027	(17,265)	541,308
Nuclear refueling outage expenses	14,881	25,273	-	40,154
Other operation and maintenance	371,848	171,091	(338)	542,601
Decommissioning	23,131	12,798	-	35,929
Taxes other than income taxes	91,239	14,122	-	105,360
Depreciation and amortization	202,908	17,759	-	220,667
Other regulatory charges (credits) - net	(945)	-	-	(945)
Total	1,794,572	304,153	(17,603)	2,081,120

OPERATING INCOME	537,004	81,769	230	619,005

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	9,936	-	-	9,936
Interest and dividend income	16,558	15,786	(8,303)	24,040
Equity in earnings of unconsolidated equity affiliates	1	60,099	(1)	60,099
Miscellaneous - net	(2,153)	10,316	(230)	7,932
Total	24,342	86,201	(8,534)	102,007

INTEREST AND OTHER CHARGES
Interest on long-term debt	119,961	3,207	-	123,169
Other interest - net	11,810	9,838	(8,304)	13,345
Allowance for borrowed funds used during construction	(7,968)	-	-	(7,968)
Total	123,803	13,045	(8,304)	128,546

INCOME BEFORE INCOME TAXES	437,543	154,925	-	592,466

Income taxes	161,827	58,989	-	220,816

CONSOLIDATED NET INCOME	275,716	95,936	-	371,650

Preferred dividend requirements and other	5,876	-	-	5,876

EARNINGS APPLICABLE TO COMMON STOCK	$ 269,840	$ 95,936	$ -	$ 365,774

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.18	$0.42		$1.60
DILUTED	$1.16	$0.41		$1.57

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				228,105,505
DILUTED				232,515,434

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)
	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 153,579	$ -	$ 80	$ 153,659
Natural gas	7,762	-	-	7,762
Competitive businesses	71,205	30,613	218	102,036
Total	232,546	30,613	298	263,457

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	210,482	(643)	-	209,839
Purchased power	46,027	11,016	645	57,688
Nuclear refueling outage expenses	2,537	688	-	3,225
Other operation and maintenance	30,262	10,010	(633)	39,639
Decommissioning	32	1,786	-	1,818
Taxes other than income taxes	6,604	603	-	7,207
Depreciation and amortization	15,687	(29)	-	15,658
Other regulatory charges (credits) - net	(24,087)	-	-	(24,087)
Total	287,544	23,431	12	310,987

OPERATING INCOME	(54,998)	7,182	286	(47,531)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	3,157	-	-	3,157
Interest and dividend income	1,771	1,269	(6,090)	(3,049)
Equity in earnings of unconsolidated equity affiliates	(1)	(132,114)	1	(132,114)
Miscellaneous - net	21,337	12,269	(285)	33,323
Total	26,265	(118,575)	(6,373)	(98,683)

INTEREST AND OTHER CHARGES
Interest on long-term debt	(10,542)	863	-	(9,679)
Other interest - net	(3,689)	3,312	(6,089)	(6,466)
Allowance for borrowed funds used during construction	(426)	-	-	(426)
Total	(14,657)	4,175	(6,089)	(16,571)

INCOME BEFORE INCOME TAXES	(14,076)	(115,568)	-	(129,643)

Income taxes	(1,630)	(44,410)	-	(46,040)

CONSOLIDATED NET INCOME	(12,446)	(71,158)	-	(83,603)

Preferred dividend requirements and other	(73)	-	-	(73)

EARNINGS APPLICABLE TO COMMON STOCK	$ (12,373)	$ (71,158)	$ -	$ (83,530)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	($0.05)	($0.31)		($0.36)
DILUTED	($0.05)	($0.30)		($0.35)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2004
(Dollars in thousands)
(Unaudited)
	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 6,043,937	$ -	$ (1,285)	$ 6,042,652
Natural gas	155,591	-	-	155,591
Competitive businesses	351,140	1,199,412	(48,567)	1,501,985
Total	6,550,668	1,199,412	(49,852)	7,700,228

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,677,893	166,488	-	1,844,381
Purchased power	1,617,171	36,181	(49,396)	1,603,957
Nuclear refueling outage expenses	48,723	75,361	-	124,084
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	-	-
Other operation and maintenance	1,145,578	506,633	(971)	1,651,239
Decommissioning	70,064	43,128	-	113,192
Taxes other than income taxes	271,525	41,628	-	313,153
Depreciation and amortization	607,635	54,978	-	662,614
Other regulatory charges (credits) - net	(57,009)	-	-	(57,009)
Total	5,381,580	924,397	(50,367)	6,255,611

OPERATING INCOME	1,169,088	275,015	515	1,444,617

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	28,572	-	-	28,572
Interest and dividend income	57,398	57,998	(40,329)	75,067
Equity in earnings of unconsolidated equity affiliates	-	(31,908)	-	(31,908)
Miscellaneous - net	25,503	35,005	(515)	59,993
Total	111,473	61,094	(40,844)	131,724

INTEREST AND OTHER CHARGES
Interest on long-term debt	337,096	12,064	-	349,160
Other interest - net	28,096	38,891	(40,329)	26,657
Allowance for borrowed funds used during construction	(18,519)	-	-	(18,519)
Total	346,673	50,955	(40,329)	357,298

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	933,888	285,154	-	1,219,043

Income taxes	337,721	109,246	-	446,968

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	596,167	175,908	-	772,075

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes)	-	-	-	-

CONSOLIDATED NET INCOME	596,167	175,908	-	772,075

Preferred dividend requirements and other	17,488	-	-	17,488

EARNINGS APPLICABLE TO COMMON STOCK	$ 578,679	$ 175,908	$ -	$ 754,587

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$2.53	$0.77		$3.30
DILUTED	$2.48	$0.76		$3.24

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.53	$0.77		$3.30
DILUTED	$2.48	$0.76		$3.24

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				228,614,245
DILUTED				232,863,075

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 5,764,781	$ -	$ (1,484)	$ 5,763,298
Natural gas	139,803	-	-	139,803
Competitive businesses	122,200	1,088,689	(22,230)	1,188,659
Total	6,026,784	1,088,689	(23,714)	7,091,760

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,330,242	149,859	-	1,480,101
Purchased power	1,371,844	10,817	(23,388)	1,359,273
Nuclear refueling outage expenses	46,083	73,215	-	119,298
Provision for turbine commitments, asset impairments
and restructuring charges	-	(7,743)	-	(7,743)
Other operation and maintenance	1,096,667	534,064	(1,015)	1,629,716
Decommissioning	69,392	38,395	-	107,787
Taxes other than income taxes	260,499	43,102	-	303,601
Depreciation and amortization	594,520	42,639	-	637,159
Other regulatory charges (credits) - net	18,581	-	-	18,581
Total	4,787,828	884,348	(24,403)	5,647,773

OPERATING INCOME	1,238,956	204,341	690	1,443,987

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	26,962	-	-	26,962
Interest and dividend income	56,143	57,150	(29,501)	83,792
Equity in earnings of unconsolidated equity affiliates	1	258,451	(1)	258,451
Miscellaneous - net	(116,273)	33,058	(689)	(83,904)
Total	(33,167)	348,659	(30,191)	285,301

INTEREST AND OTHER CHARGES
Interest on long-term debt	354,553	12,997	-	367,550
Other interest - net	46,018	26,118	(29,501)	42,636
Allowance for borrowed funds used during construction	(21,136)	-	-	(21,136)
Total	379,435	39,115	(29,501)	389,050

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	826,354	513,885	-	1,340,238

Income taxes	301,075	197,993	-	499,068

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	525,279	315,892	-	841,170

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of $93,754)	(21,333)	164,255	-	142,922

CONSOLIDATED NET INCOME	503,946	480,147	-	984,092

Preferred dividend requirements and other	17,669	-	-	17,669

EARNINGS APPLICABLE TO COMMON STOCK	$ 486,277	$ 480,147	$ -	$ 966,423

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$2.24	$1.40		$3.64
DILUTED	$2.20	$1.37		$3.57

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.15	$2.12		$4.27
DILUTED	$2.10	$2.09		$4.19

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				226,145,567
DILUTED				230,388,260

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 279,156	$ -	$ 199	$ 279,355
Natural gas	15,788	-	-	15,788
Competitive businesses	228,940	110,723	(26,337)	313,326
Total	523,884	110,723	(26,139)	608,469

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	347,651	16,629	-	364,280
Purchased power	245,327	25,364	(26,008)	244,683
Nuclear refueling outage expenses	2,640	2,146	-	4,786
Provision for turbine commitments, asset impairments
and restructuring charges	-	7,743	-	7,743
Other operation and maintenance	48,911	(27,431)	44	21,524
Decommissioning	672	4,733	-	5,405
Taxes other than income taxes	11,026	(1,474)	-	9,552
Depreciation and amortization	13,115	12,339	-	25,454
Other regulatory charges (credits) - net	(75,590)	-	-	(75,590)
Total	593,752	40,049	(25,964)	607,837

OPERATING INCOME	(69,868)	70,674	(175)	631

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	1,610	-	-	1,610
Interest and dividend income	1,255	848	(10,828)	(8,726)
Equity in earnings of unconsolidated equity affiliates	(1)	(290,359)	1	(290,359)
Miscellaneous - net	141,776	1,947	174	143,896
Total	144,640	(287,565)	(10,653)	(153,579)

INTEREST AND OTHER CHARGES
Interest on long-term debt	(17,457)	(933)	-	(18,390)
Other interest - net	(17,922)	12,773	(10,828)	(15,977)
Allowance for borrowed funds used during construction	2,617	-	-	2,617
Total	(32,762)	11,840	(10,828)	(31,750)

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	107,534	(228,731)	-	(121,198)

Income taxes	36,646	(88,747)	-	(52,101)

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	70,888	(139,984)	-	(69,097)

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of $93,754)	21,333	(164,255)	-	(142,922)

CONSOLIDATED NET INCOME	92,221	(304,239)	-	(212,019)

Preferred dividend requirements and other	(181)	-	-	(181)

EARNINGS APPLICABLE TO COMMON STOCK	$ 92,402	$ (304,239)	$ -	$ (211,838)

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$0.29	($0.63)		($0.34)
DILUTED	$0.28	($0.61)		($0.33)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.38	($1.35)		($0.97)
DILUTED	$0.38	($1.33)		($0.95)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,677,834	$ -	$ (1,306)	$ 7,676,528
Natural gas	201,964	-	-	201,964
Competitive businesses	416,706	1,571,056	(62,867)	1,924,895
Total	8,296,504	1,571,056	(64,173)	9,803,387

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,133,113	218,385	-	2,351,498
Purchased power	1,993,444	43,669	(63,903)	1,973,209
Nuclear refueling outage expenses	64,148	100,634	-	164,783
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	-	-
Other operation and maintenance	1,712,042	764,364	(1,014)	2,475,391
Decommissioning	93,195	58,310	-	151,505
Taxes other than income taxes	356,148	59,063	-	415,211
Depreciation and amortization	815,690	60,269	-	875,960
Other regulatory charges (credits) - net	(89,351)	-	-	(89,351)
Total	7,078,429	1,304,694	(64,917)	8,318,206

OPERATING INCOME	1,218,075	266,362	744	1,485,181

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	44,319	-	-	44,319
Interest and dividend income	71,866	55,850	(49,054)	78,662
Equity in earnings of unconsolidated equity affiliates	-	(18,709)	-	(18,709)
Miscellaneous - net	21,509	46,629	(744)	67,395
Total	137,694	83,770	(49,798)	171,667

INTEREST AND OTHER CHARGES
Interest on long-term debt	452,161	15,413	-	467,574
Other interest - net	40,548	46,080	(49,054)	37,575
Allowance for borrowed funds used during construction	(30,574)	-	-	(30,574)
Total	462,135	61,493	(49,054)	474,575

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	893,634	288,639	-	1,182,273

Income taxes	332,199	105,776	-	437,975

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	561,435	182,863	-	744,298

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of ($3,829))	-	(5,848)	-	(5,848)

CONSOLIDATED NET INCOME	561,435	177,015	-	738,450

Preferred dividend requirements and other	23,343	-	-	23,343

EARNINGS APPLICABLE TO COMMON STOCK	$ 538,092	$ 177,015	$ -	$ 715,107

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$2.35	$0.80		$3.15
DILUTED	$2.31	$0.78		$3.09

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.35	$0.78		$3.13
DILUTED	$2.31	$0.76		$3.07

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				228,650,706
DILUTED				232,947,870

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,285,885	$ -	$ (1,896)	$ 7,283,990
Natural gas	174,842	-	-	174,842
Competitive businesses	132,334	1,401,728	(22,389)	1,511,673
Total	7,593,061	1,401,728	(24,285)	8,970,505

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,819,407	202,799	-	2,022,207
Purchased power	1,571,379	19,321	(23,842)	1,566,858
Nuclear refueling outage expenses	60,203	90,630	-	150,833
Provision for turbine commitments, asset impairments
and restructuring charges	-	29,156	-	29,156
Other operation and maintenance	1,579,505	722,856	(1,392)	2,300,970
Decommissioning	75,261	54,370	-	129,631
Taxes other than income taxes	337,549	54,761	-	392,310
Depreciation and amortization	791,981	58,950	-	850,931
Other regulatory charges (credits) - net	26,085	-	-	26,085
Total	6,261,370	1,232,843	(25,234)	7,468,981

OPERATING INCOME	1,331,691	168,885	950	1,501,524

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	34,890	-	-	34,890
Interest and dividend income	69,872	101,138	(40,818)	130,192
Equity in earnings of unconsolidated equity affiliates	(1)	314,084	(1)	314,083
Miscellaneous - net	(121,069)	38,256	(949)	(83,763)
Total	(16,308)	453,477	(41,768)	395,402

INTEREST AND OTHER CHARGES
Interest on long-term debt	476,053	26,985	-	503,039
Other interest - net	60,605	36,763	(40,818)	56,550
Allowance for borrowed funds used during construction	(27,195)	-	-	(27,195)
Total	509,463	63,748	(40,818)	532,394

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	805,920	558,614	-	1,364,532

Income taxes	256,034	185,657	-	441,691

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	549,886	372,957	-	922,841

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes of $93,754)	(21,333)	164,255	-	142,922

CONSOLIDATED NET INCOME	528,553	537,212	-	1,065,763

Preferred dividend requirements and other	23,585	-	-	23,585

EARNINGS APPLICABLE TO COMMON STOCK	$ 504,968	$ 537,212	$ -	$ 1,042,178

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$2.34	$1.66		$4.00
DILUTED	$2.29	$1.63		$3.92

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.24	$2.39		$4.63
DILUTED	$2.20	$2.34		$4.54

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				224,990,923
DILUTED				229,454,668

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 391,949	$ -	$ 590	$ 392,539
Natural gas	27,122	-	-	27,122
Competitive businesses	284,372	169,328	(40,478)	413,222
Total	703,443	169,328	(39,889)	832,883

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	313,706	15,586	-	329,292
Purchased power	422,065	24,348	(40,061)	406,352
Nuclear refueling outage expenses	3,945	10,004	-	13,949
Provision for turbine commitments, asset impairments
and restructuring charges	-	(29,156)	-	(29,156)
Other operation and maintenance	132,537	41,508	378	174,423
Decommissioning	17,934	3,940	-	21,874
Taxes other than income taxes	18,599	4,302	-	22,901
Depreciation and amortization	23,709	1,319	-	25,028
Other regulatory charges (credits) - net	(115,436)	-	-	(115,436)
Total	817,059	71,851	(39,683)	849,227

OPERATING INCOME	(113,616)	97,477	(206)	(16,345)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	9,429	-	-	9,429
Interest and dividend income	1,994	(45,288)	(8,236)	(51,530)
Equity in earnings of unconsolidated equity affiliates	1	(332,793)	1	(332,791)
Miscellaneous - net	142,578	8,373	205	151,156
Total	154,002	(369,707)	(8,030)	(223,735)

INTEREST AND OTHER CHARGES
Interest on long-term debt	(23,892)	(11,572)	-	(35,464)
Other interest - net	(20,057)	9,317	(8,236)	(18,976)
Allowance for borrowed funds used during construction	(3,379)	-	-	(3,379)
Total	(47,328)	(2,255)	(8,236)	(57,819)

INCOME BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF ACCOUNTING CHANGES	87,714	(269,975)	0	(182,261)

Income taxes	76,165	(79,881)	-	(3,716)

INCOME BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGES	11,549	(190,094)	0	(178,545)

CUMULATIVE EFFECT OF ACCOUNTING
CHANGES (net of income taxes)	21,333	(170,103)	-	(148,770)

CONSOLIDATED NET INCOME	32,882	(360,197)	0	(327,315)

Preferred dividend requirements and other	(3,379)	-	-	(3,379)

EARNINGS APPLICABLE TO COMMON STOCK	$ 36,261	$ (360,197)	$ 0	$ (323,936)

EARNINGS PER AVERAGE COMMON SHARE BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
BASIC	$0.01	($0.86)		($0.84)
DILUTED	$0.02	($0.84)		($0.82)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.11	($1.61)		($1.50)
DILUTED	$0.11	($1.59)		($1.47)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended September 30, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	2004	2003	Variance

OPERATING ACTIVITIES
Consolidated net income	$288,047	$371,652	($83,605)
Noncash items included in net income:
Reserve for regulatory adjustments	3,152	2,274	878
Other regulatory charges (credits) - net	(25,032)	(945)	(24,087)
Depreciation, amortization, and decommissioning	274,071	256,596	17,475
Deferred income taxes and investment tax credits	8,062	813,624	(805,562)
Equity in undistributed earnings of subsidiaries and unconsolidated equity affiliates	72,015	(55,901)	127,916
Changes in working capital:
Receivables	(158,560)	(58,449)	(100,111)
Fuel inventory	1,884	(3,023)	4,907
Accounts payable	(47,905)	(128,349)	80,444
Taxes accrued	203,348	(620,618)	823,966
Interest accrued	32,835	13,298	19,537
Deferred fuel	178,513	37,801	140,712
Other working capital accounts	(30,735)	60,854	(91,589)
Provision for estimated losses and reserves	(12,682)	19,576	(32,258)
Changes in other regulatory assets	4,137	25,678	(21,541)
Other	(6,555)	(83,251)	76,696
Net cash flow provided by operating activities	784,595	650,817	133,778

INVESTING ACTIVITIES
Construction/capital expenditures	(349,194)	(373,487)	24,293
Allowance for equity funds used during construction	13,093	9,936	3,157
Nuclear fuel purchases	(51,853)	(63,797)	11,944
Proceeds from sale/leaseback of nuclear fuel	13,085	80,085	(67,000)
Proceeds from sale of assets and businesses	-	573	(573)
Investment in nonutility properties	(11,690)	(191)	(11,499)
Decrease (increase) in other investments	(269)	(3,990)	3,721
Changes in other temporary investments - net	-	(15,602)	15,602
Decommissioning trust contributions and realized change in trust assets	(21,408)	(16,157)	(5,251)
Other regulatory investments	(31,835)	(31,944)	109
Other	-	(3,041)	3,041
Net cash flow used in investing activities	(440,071)	(417,615)	(22,456)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	72,379	584,898	(512,519)
Common stock and treasury stock	32,505	21,701	10,804
Retirement of long-term debt	(149,487)	(1,241,669)	1,092,182
Repurchase of common stock	(145,032)	-	(145,032)
Redemption of preferred stock	(1,200)	(1,200)	-
Changes in credit line borrowings - net	(45,075)	10,000	(55,075)
Dividends paid:
Common stock	(102,160)	(102,500)	340
Preferred stock	(5,575)	(5,876)	301
Net cash flow provided by (used in) financing activities	(343,645)	(734,646)	391,001

Effect of exchange rates on cash and cash equivalents	1,264	1,208	56

Net increase (decrease) in cash and cash equivalents	2,143	(500,236)	502,379

Cash and cash equivalents at beginning of period	585,698	1,077,780	(492,082)

Cash and cash equivalents at end of period	$587,841	$577,544	$10,297

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$86,464	$117,568	($31,104)
Income taxes	$7,073	$89,108	($82,035)

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date September 30, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	2004	2003	Variance

OPERATING ACTIVITIES
Consolidated net income	$772,075	$984,092	($212,017)
Noncash items included in net income:
Reserve for regulatory adjustments	5,559	(9,806)	15,365
Other regulatory charges (credits) - net	(57,009)	18,581	(75,590)
Depreciation, amortization, and decommissioning	775,806	744,947	30,859
Deferred income taxes and investment tax credits	146,636	999,496	(852,860)
Cumulative effect of accounting changes	-	(142,922)	142,922
Equity in undistributed earnings of subsidiaries and unconsolidated equity affiliates	58,191	(179,253)	237,444
Provision for turbine commitments, asset impairments and restructuring charges	-	(7,743)	7,743
Changes in working capital:
Receivables	(342,935)	(327,439)	(15,496)
Fuel inventory	(20,709)	(28,101)	7,392
Accounts payable	(14,785)	(282,127)	267,342
Taxes accrued	314,741	(548,941)	863,682
Interest accrued	14,024	(15,387)	29,411
Deferred fuel	180,425	(58,505)	238,930
Other working capital accounts	(7,383)	(20,785)	13,402
Provision for estimated losses and reserves	(14,921)	130,444	(145,365)
Changes in other regulatory assets	8,354	23,460	(15,106)
Other	(104,404)	(103,931)	(473)
Net cash flow provided by operating activities	1,713,665	1,176,080	537,585

INVESTING ACTIVITIES
Construction/capital expenditures	(944,812)	(1,051,649)	106,837
Allowance for equity funds used during construction	28,572	26,962	1,610
Nuclear fuel purchases	(152,082)	(190,243)	38,161
Proceeds from sale/leaseback of nuclear fuel	74,779	119,174	(44,395)
Proceeds from sale of assets and businesses	21,978	25,987	(4,009)
Investment in nonutility properties	(20,132)	(47,733)	27,601
Decrease (increase) in other investments	(11,340)	(171,045)	159,705
Changes in other temporary investments - net	50,000	(15,602)	65,602
Decommissioning trust contributions and realized change in trust assets	(65,996)	(65,754)	(242)
Other regulatory investments	(62,531)	(174,163)	111,632
Other	-	(8,643)	8,643
Net cash flow used in investing activities	(1,081,564)	(1,552,709)	471,145

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	345,356	2,067,393	(1,722,037)
Common stock and treasury stock	140,345	198,466	(58,121)
Retirement of long-term debt	(689,266)	(2,238,430)	1,549,164
Repurchase of common stock	(416,269)	-	(416,269)
Redemption of preferred stock	(3,450)	(3,450)	-
Changes in credit line borrowings - net	209,925	(130,000)	339,925
Dividends paid:
Common stock	(304,509)	(259,854)	(44,655)
Preferred stock	(17,488)	(17,669)	181
Net cash flow provided by (used in) financing activities	(735,356)	(383,544)	(351,812)

Effect of exchange rates on cash and cash equivalents	(1,137)	2,389	(3,526)

Net decrease in cash and cash equivalents	(104,392)	(757,784)	653,392

Cash and cash equivalents at beginning of period	692,233	1,335,328	(643,095)

Cash and cash equivalents at end of period	$587,841	$577,544	$10,297

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$346,138	$409,518	($63,380)
Income taxes	$32,802	$180,390	($147,588)

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2004 vs. 2003
(Dollars in thousands)
(Unaudited)

	2004	2003	Variance

OPERATING ACTIVITIES
Consolidated net income	$738,450	$1,065,763	($327,313)
Noncash items included in net income:
Reserve for regulatory adjustments	28,455	(1,725)	30,180
Other regulatory charges (credits) - net	(89,351)	26,085	(115,436)
Depreciation, amortization, and decommissioning	1,027,462	980,562	46,900
Deferred income taxes and investment tax credits	336,671	912,737	(576,066)
Cumulative effect of accounting changes	5,848	(142,922)	148,770
Equity in undistributed earnings of subsidiaries and unconsolidated equity affiliates	61,408	(234,883)	296,291
Provision for turbine commitments, asset impairments and restructuring charges	-	29,156	(29,156)
Changes in working capital:
Receivables	(156,108)	(138,202)	(17,906)
Fuel inventory	(6,622)	(26,878)	20,256
Accounts payable	207,178	(63,901)	271,079
Taxes accrued	35,143	(582,774)	617,917
Interest accrued	(6,426)	(13,336)	6,910
Deferred fuel	205,055	11,678	193,377
Other working capital accounts	30,211	(223,027)	253,238
Provision for estimated losses and reserves	51,254	140,779	(89,525)
Changes in other regulatory assets	7,565	(111,912)	119,477
Other	67,212	60,306	6,906
Net cash flow provided by operating activities	2,543,405	1,687,506	855,899

INVESTING ACTIVITIES
Construction/capital expenditures	(1,462,106)	(1,528,950)	66,844
Allowance for equity funds used during construction	44,320	34,890	9,430
Nuclear fuel purchases	(186,147)	(223,154)	37,007
Proceeds from sale/leaseback of nuclear fuel	105,740	142,776	(37,036)
Proceeds from sale of assets and businesses	21,978	(3,503)	25,481
Investment in nonutility properties	(43,837)	(64,570)	20,733
Decrease (increase) in other investments	331,892	(171,045)	502,937
Changes in other temporary investments - net	15,602	(15,602)	31,204
Decommissioning trust contributions and realized change in trust assets	(91,760)	(101,210)	9,450
Other regulatory investments	(44,814)	(168,291)	123,477
Other	(2,853)	(11,263)	8,410
Net cash flow used in investing activities	(1,311,985)	(2,109,922)	797,937

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	499,127	2,896,134	(2,397,007)
Common stock and treasury stock	159,400	212,958	(53,558)
Retirement of long-term debt	(860,753)	(2,413,292)	1,552,539
Repurchase of common stock	(424,404)	(14,920)	(409,484)
Redemption of preferred stock	(3,450)	(3,450)	-
Changes in credit line borrowings - net	(160,050)	(265,000)	104,950
Dividends paid:
Common stock	(407,469)	(337,630)	(69,839)
Preferred stock	(23,343)	(23,585)	242
Net cash flow used in financing activities	(1,220,942)	51,215	(1,272,157)

Effect of exchange rates on cash and cash equivalents	(181)	(101)	(80)

Net increase (decrease) in cash and cash equivalents	10,297	(371,302)	381,599

Cash and cash equivalents at beginning of period	577,544	948,846	(371,302)

Cash and cash equivalents at end of period	$587,841	$577,544	$10,297

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$488,637	$588,960	($100,323)
Income taxes	$41,121	$200,476	($159,355)